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                                                                    Exhibit 10.6



                                    AGREEMENT

                            DATED 30th November, 2001

                                     Between

                      SOCIETE GENERALE BANK NEDERLAND N.V.
                                   as the Bank

                       MATTEL INTERNATIONAL HOLDINGS B.V.

                                  as Depositor

                                       and

                               MATTEL FRANCE S.A.

                                       and

                                   MATTEL GmbH

                                 as the Sellers

                        --------------------------------

                                MASTER AGREEMENT
                                     FOR THE
                             TRANSFER OF RECEIVABLES

                         -------------------------------






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                                    CONTENTS


Clause                                                                      Page
1.       Definitions ......................................................    1
2.       Purpose and Commitment Duration ..................................   20
3.       Nature of Obligations ............................................   21
4.       Conditions Precedent .............................................   22
5.       Transfer of Relevant Receivables .................................   23
6.       Collection Mandates and Notices of Transfer ......................   25
7.       Collection .......................................................   26
8.       Settlement and Payments ..........................................   28
9.       Deemed Collections ...............................................   31
10.      Representations Relating to Transferred Receivables                  34
11.      Representations Relating to Eligible Transferred Receivables .....   35
12.      General Representations ..........................................   35
13.      Information Undertakings .........................................   38
14.      General Undertakings .............................................   41
15.      Events of Early Amortisation .....................................   49
16.      The Bank's Funding ...............................................   53
17.      Cancellation of the Maximum Amount of the Bank's Funding .........   56
18.      Deposits .........................................................   56
19.      Transfer Fee .....................................................   57
20.      Commitment Fee ...................................................   61
21.      Taxes ............................................................   62
22.      Increased Costs ..................................................   63
23.      Indemnities ......................................................   65
24.      Interest on Late Payments ........................................   67
25.      Fees and Expenses ................................................   67
26.      Payments .........................................................   67
27.      Substitution and Agency ..........................................   68
28.      Confidentiality ..................................................   68
29.      Transferability ..................................................   69
30.      Notices ..........................................................   69
31.      Waivers and Remedies Cumulative ..................................   70
32.      Authentication ...................................................   70
33.      Severability .....................................................   70
34.      Jurisdiction and Waiver of Immunity ..............................   71
35.      Governing Law ....................................................   71

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
Schedules                                                                                            Page
1.   Conditions Precedent Documents
2.   Criteria for Relevant Receivables and Eligible Transferred Receivables
     Part I - Relevant Receivables
     Part II -Eligible Transferred Receivables
3.   Form of Assessment Reports
     Part I - For use by Mattel GmbH
     Part II - For use by Mattel France S.A.
4.   Form of Notice of Transfer
5.   Form of Transfer Documents
     Part I - For use with French law Sales Contracts
     Part II - For use with German law Sales Contracts
6.   Form of Transfer Request
7.   Form of Mandate Letter
8.   Form of Solvency Certificates
     Part I - Form of Auditors' Certificate
     Part II - Form of Officer's Certificate
9.   Reservations

Signatories


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THIS AGREEMENT is dated 30th November, 2001 and made BETWEEN:

(1) MATTEL INTERNATIONAL HOLDINGS B.V., a limited liability company organised under the laws of the Netherlands, having its registered office at Gondel 1, 1186 MJ Amstelveen, The Netherlands, registered with the Commercial Register of the Chamber of Commerce and Industries at Amsterdam under number 33 297 747 (the "Depositor");

(2) MATTEL FRANCE S.A., a societe anonyme organised under the laws of France, having its registered office at 27-33 rue d'Antony SILIC 145, 94150 Rungis, France, and registered with the Trade and Companies Registry of Creteil under number 692 039 688;

(3) MATTEL GmbH, a limited liability company organised under the laws of Germany, having its registered office at An der Trift 75, 63303 Dreieich, Germany, and registered with the commercial registry of the local court of Langen under number HRB3552,

(each of (2) and (3) being a "Seller" and together the "Sellers"); and

(4) SOCIETE GENERALE BANK NEDERLAND N.V., a limited liability company organised under the laws of the Netherlands and licensed as a credit institution, having its registered office at Amstelplein 1, 1096 HA Amsterdam, The Netherlands, registered with the Trade Register of the Chamber of Commerce at Amsterdam, The Netherlands under number 33 196 218 (the "Bank").

IT IS AGREED as follows:

1.       DEFINITIONS

1.1      Interpretation

         In this Agreement:

         "Additional Deposit"

         means the additional deposit made by the Depositor with the Bank in accordance with the terms of Clause 18 (Deposits) and the Master Additional Deposit Agreement.

         "Adverse Claim"

         means any claim of ownership, lien, security interest, mortgage, charge, or encumbrance, or other right or claim by or of any person.

         "Affiliate"

         means a Subsidiary or a holding company of a person or any other Subsidiary of that holding company and for these purposes "holding company" in respect of a person means an entity of which that person is a Subsidiary.

         "Agreement Expiry Date"

         means the earlier of the following:

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         (a)      the first Business Day after the Commitment Termination Date on which the Bank's Funding and all other amounts due to the Bank under this Agreement have been repaid or paid in full; or

         (b)      the first anniversary of the Commitment Termination Date.

         "Amortisation Event"

         means an Event of Early Amortisation or any event which, with the giving of notice, expiration of any applicable grace period, determination of materiality or fulfilment of any other applicable condition (or any combination of the foregoing), would constitute an Event of Early Amortisation.

         "Amount Held by the Depositor"

         means, at any time, the aggregate amount representing the Bank's Share of Collections, which is standing to the credit of the Depositor's Account.

         "Amount Withheld by the Bank"

         means, at any time, the amount representing the Bank's Share of Collections, which is standing to the credit of the Bank's Account.

         "Antalis"

         means Antalis S.A., a company organised under French law, having its registered office at 127, rue Amelot - 75011 Paris, France, registered with the Companies Registry of Paris under n(degrees) B 335 076 220.

         "Assessment Date"

         means the last day of each calendar month or, in relation to any Initial Transfer Date, any other day agreed upon between the Bank and the Depositor (acting on behalf of the Obligors).

         "Assessment Report"

         means a report drawn up by a Seller or the Bank, as the case may be, on an Assessment Date or Interim Assessment Date, substantially in the form of the appropriate part of Schedule 3 for that Seller or in such other modified form as may be agreed between the Obligors and the Bank.

         "Associated Refinancing"

         means, in relation to any Tranche, a refinancing transaction the amount of which is applied exclusively to fund such Tranche.

         "Auditors' Certificate"

         means a certificate from a Seller's auditors substantially in the form of the appropriate part of Part I of Schedule 8.

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         "Authorisation"

         means an authorisation, permit, authority, consent, approval, resolution, agreement, certificate, notarisation, licence, exemption, filing, registration or similar matter which may be required from any authority or person.

         "Average Term of Associated Refinancings"

         means, at any time, in relation to any Tranche, the number of days determined as being the weighted average of the number of days to elapse until the Maturity Date of each Associated Refinancing relating to such Tranche.

         "Average Term of Transferred Receivables"

         means, at any time, in relation to the Transferred Receivables, the number of days determined as being the weighted average of the number of days to elapse until the end of the month during which such Transferred Receivables become due and payable.

         "Bank's Account"

         means the account in the Bank's name opened by the Bank in the books of Societe Generale, Amsterdam branch, which shall record the Collections received by the Bank.

         "Bank's Funding"

         means, at any time, the aggregate outstanding amount at that time of Payments funded by the Bank out of its own resources (and not, for the avoidance of doubt, funded by either Deposit) which have not been repaid out of the allocation of Collections.

         "Bank's Percentage"

         means the percentage on each Initial Transfer Date and on each Information Date immediately preceding a Transfer Date which (a) the aggregate amount of the Bank's Funding on that date and the Subordinated Deposit on that date bears to (b) the Net Pool Balance (being the Net Pool Balance as at the immediately preceding Assessment Date or Interim Assessment Date, as the case may be). Such Bank's Percentage shall remain constant from the date it is calculated or recalculated until the next Information Date on which it is recalculated.

         "Bank's Share of Collections"

         means an amount initially equal to zero increased on each Settlement Date, by the amount equal to (i) the aggregate Euro Amount of Collections from the Collection Period ending on the immediately preceding Assessment Date multiplied by (ii) the Bank's Percentage as at the Initial Transfer Date or the Information Date occurring during that Collection Period (as appropriate) and which is allocated in accordance with Clause 8.2 (Allocation of Collections on Settlement Dates which are not Transfer Dates) or Clause 8.3 (Allocation of Collections on Settlement Dates which are Transfer Dates).

         "BT Rate"

         means the interest rate per annum applicable to the relevant tranche of billets de tresorerie, issued or to be issued from time to time by Antalis, and set in accordance with Clause 19.3 (Refinancing Rates).

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         "Business Day"

         means any day other than a Saturday or a Sunday on which banks are simultaneously open for business in Amsterdam, Paris and Frankfurt and which is a TARGET Day.

         "Closing Documents"

         means, this Agreement, the Master Subordinated Deposit Agreement, the Master Additional Deposit Agreement, each Transfer Document and each Mandate Letter and any other document designated as such by the Bank and the Obligors.

         "Collection Mandate"

         has the meaning ascribed to it in Clause 6.1 (Collection Mandates).

         "Collection Period"

         means the period commencing on any Assessment Date, excluded, and ending on the next following Assessment Date, included.

         "Collections"

         means, at any time, in relation to the Transferred Receivables the aggregate of:

         (a) all cash collections received by the Sellers or, as the case may be, by the Bank which have actually been paid by the Debtors or by any other person obliged to make payment in respect of such Transferred Receivables or as a result of the enforcement of the Related Security;

         (b)      Deemed Collections; and

         (c) all payments made by the Sellers under Clause 5.5 (Transfer back of Transferred Receivables) or Clause 9.2 (Transfers and Deemed Collections).

         "Commercial Discount"

         means in relation to any Transferred Receivable, any decrease in the face value of such receivable resulting from the granting of any rebate or any discount for prompt payment, for quantity or as fidelity premium.

         "Commitment"

         means the commitment of the Bank to make Payments in accordance with this Agreement.

         "Commitment Fee"

         means the commitment fee to be paid in accordance with Clause 20 (Commitment Fee).


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         "Commitment Termination Date"

         means the earliest of the following dates:

         (a) 30th June, 2002 or, if that is not a Business Day, the immediately preceding Business Day, (as this date may be extended from time to time in accordance with Clause 2.2 (Duration of Commitment); or

         (b) the date on which the Commitment is terminated in accordance with Clauses 17.1 (Reduction of the Maximum amount of the Bank's Funding), 15.17 (Termination) or 21.1 (Gross up).

         "Consolidated Tranche"

         means any Tranche resulting from the consolidation of two or more initial Tranches in accordance with Clause 16.5 (Division and Consolidation of Tranches).

         "Controlling Owner of the Sellers"

         means a company that owns and controls (whether directly or indirectly) at least 90% of the issued and fully paid up share capital and voting rights of each Seller.

         "CP Rate"

         means the interest rate per annum applicable to the relevant tranche euro-commercial paper, issued or to be issued from time to time by Antalis, and set in accordance with Clause 19.3 (Refinancing Rates).

         "Credit Insurance Policy"

         means any credit insurance policy subscribed to by a Seller with a Credit Insurer in order to cover the insolvency risk of any Debtor.

         "Credit Insurer"

         means any insurance company with which a Seller enters into a Credit Insurance Policy in order to cover the insolvency risk of any Debtor under one or more Relevant Receivables.

         "Credit Note"

         means, in relation to any Transferred Receivable, any rebate on, or decrease in the face value of, such receivable granted by a Seller in accordance with the Sales Administration Guidelines.

         "Debtor"

         means the primary obligor in respect of one or more Relevant Receivables or Transferred Receivables.

         "Deemed Collections"

         means any amount that any Seller is deemed to have received in the circumstances set out in Clause 9 (Deemed Collections).

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         "Default Base"

         means, in relation to any Collection Period (the "Relevant Collection Period"), the total amount of the Relevant Receivables which had a Maturity Date during the Collection Period which was two Collection Periods prior to the Relevant Collection Period.

         "Default Rate"

         means, in relation to any Collection Period, the ratio determined as of the Assessment Date related to such Collection Period by dividing (a) the aggregate Euro Amount of the Outstanding Amount of Relevant Receivables which became Defaulted Receivables during such Collection Period, by (b) the Default Base for such Collection Period.

         "Defaulted Receivable"

         means, at any time, any Relevant Receivable:

         (a) which remains unpaid by the relevant Debtor more than 60 days after the Maturity Date of such Relevant Receivable;

         (b) which is owed by a Debtor which has entered into Insolvency Proceedings and which has not been counted under (a) above;

         (c) for which, the relevant Debtor being doubtful, specific provisions have been made in the accounts of the relevant Seller or which has been written off in that Seller's accounts in accordance with applicable accounting principles (and which has not been counted for under (a) or (b) above).

         "Delinquency Rate"

         means, in relation to any Collection Period, the ratio determined as of the Assessment Date on which that Collection Period ends by dividing
         (a) the aggregate Euro Amount of Delinquent Receivables on such Assessment Date, by (b) the Euro Amount of the Outstanding Amount of Relevant Receivables on such Assessment Date.

         "Delinquent Receivable"

         means, at any time, any Relevant Receivable which:

         (a) remains unpaid by the relevant Debtor more than 30 days after the Maturity Date of such Relevant Receivable; and

         (b) is not a Defaulted Receivable.

         "Deposit"

         means the Additional Deposit or the Subordinated Deposit as the context so requires.

         "Depositor's Account"

         means the current account in the Depositor's name opened by the Depositor in the books of Societe Generale, Amsterdam branch, for the purposes of this Agreement.

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         "Dilution"

         means any Credit Notes, Commercial Discounts, decreases in the face value of any Transferred Receivables (including, without limitation, as a result of returned merchandise), discharges by way of set-off and exchange fees and expenses on any Transferred Receivables charged by a bank in connection with a payment made in any currency other than Euro.

         "Dilution Rate"

         means, in relation to any Collection Period, the ratio determined as of the Assessment Date relating to that Collection Period by dividing the amount of Dilutions arising in that Collection Period by the Euro Amount of the Outstanding Amount of Relevant Receivables on the Settlement Date immediately following the Assessment Date on which such Collection Period has begun.

         "Effective Date"

         means, in relation to any Associated Refinancing, the Business Day on which any amount raised under such Associated Refinancing is applied by the Bank to a Tranche.

         "Eligible Transferred Receivable"

         means a Transferred Receivable which satisfies the criteria set out in
         Part II of Schedule 2.

         "EONIA"

         means the reference rate known as the "Euro Overnight Index Average" in the form of the rate listed under the aegis of the European Central Bank and published at approximately 7.00 p.m. (Brussels time) by TELERATE (page 247) or REUTERS (page EONIA) (or whatever page that may be substituted therefor), and published (a) in relation to any Associated Refinancing based on the EONIA, one Business Day after the Effective Date of such Associated Refinancing, for the period of such Associated Refinancing and (b) in any other cases, one Business Day following the date when sums due shall bear interest at such rate.

         "Euro" or "(Euro)"

         means the currency of the participating member states of the European Communities in accordance with the definition given in the article 109-L-4 of the European Union Treaty and in the Council Regulation (EC) n(degrees) 974/98 of 3rd May, 1998 on the introduction of the euro.

         "Euro Amount"

         means, on any date:

         (a) in relation to any Receivable, (i) the amount of such Receivable if denominated in Euro or (ii) the amount changed into Euro of such Receivable if denominated in a Euro-Linked Currency;

         (b)  in relation to any Collection, Credit Note or Commercial Discount,
              (i) the amount thereof in respect of Receivables denominated in Euro or (ii) the amount thereof changed into Euro in respect of Receivables denominated in a Euro-Linked Currency,

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                                       8

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         and for the purpose of this definition, a "Receivable" shall mean, as appropriate, a Relevant Receivable, a Transferred Receivable, a Delinquent Receivable, a Defaulted Receivable or an Eligible Transferred Receivable.

         "EURIBOR"

         means, in relation to any period of a whole number of months, the reference rate per annum known as the "European Inter-Bank Offered Rate" in the form of the rate listed under the aegis of the European Banking Federation and published at approximately 11.00 a.m. (Brussels time) on TELERATE (page 248 and 249) or REUTERS (page EURIBOR) (or whatever page that may be substituted therefor), two Business Days before the first day of that period for the offering of deposits in Euros for, and from the first day of, such period.

         "EURIBOR Plus Rate"

         means, in relation to a given period, the applicable EURIBOR for the whole number of months closest to that period, plus a margin of 0.25 per cent. per annum or any such other margin as may be agreed from time to time between the Bank and the Obligors.

         "Euro-Linked Currencies"

         means the national currency units of the member states of the European Communities that adopt or have adopted the Euro as their currency in accordance with legislation of the European Union relating to European Economic and Monetary Union.

         "Event of Early Amortisation"

         means any of the events set out in Clause 15 (Events of Early Amortisation).

         "Excess Concentration"

         means, on any Assessment Date the positive difference, if any, between:

         (a)    the largest of the following amounts:

                (i) the Outstanding Amount of Eligible Transferred Receivables standing against the largest Debtor bearing a short term rating of A-1+, A1 or P1 or being subject to an equivalent credit risk appreciation, whether public or not, by the Rating Agencies;

                (ii) the Outstanding Amount of Eligible Transferred Receivables standing against the two largest Debtors bearing a short term rating of A-2 or P2 or being subject to an equivalent credit risk appreciation, whether public or not, by the Rating Agencies;

                (iii) the Outstanding Amount of Eligible Transferred Receivables standing against the three largest Debtors bearing a short term rating of A-3 or P3 or being subject to an equivalent credit risk appreciation, whether public or not, by the Rating Agencies; and

                (iv) the Outstanding Amount of Eligible Transferred Receivables standing against the five largest Debtors bearing no short term rating;

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                                       9

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         and

         (b) the Rate of Overcollateralisation multiplied by the Outstanding Amount of Eligible Transferred Receivables,

         provided that in relation to paragraph (a):

         (A) if a Debtor is an Affiliate of another Debtor, the Excess Concentration for such Debtors shall be calculated as if such Debtors were one Debtor;

         (B) if a Debtor is a member of a network, association or buying group, which is mainly active in the toys business and the main purpose of which is to purchase toys directly or indirectly, or to guarantee the liabilities of its members in connection with the purchase of toys or to negotiate on behalf of its members the terms of payments in relation to the purchase of toys, the Excess Concentration for that Debtor shall be calculated as if it, together with all the other Debtors member of the same such network, association or buying group were one Debtor;

         (C)      in relation to Debtors which are members of:

                  (1) Leclerc, the Excess Concentration of the 60 biggest of those Debtors shall be calculated as if those Debtors were one Debtor;

                  (2) Systeme U or Intermarche, the Excess Concentration of the Debtors which are the two biggest purchasing centre operations and the three biggest hypermarket or supermarket operations amongst those Debtors shall be treated as one Debtor, and for these purposes of this paragraph (C), the size of the Debtors concerned shall be determined by the aggregate amount of Eligible Transferred Receivables owing by each such Debtor.

         "Excluded Tax"

         means any Tax arising other than by reason of a change of law, in any jurisdiction by reason of the Bank or any of its Affiliates:

         (a)      being incorporated or resident in that jurisdiction; or

         (b) having or being deemed to have an office, branch or permanent establishment in that jurisdiction otherwise than by reason of:

                  (i) any connection between any Obligor or its Affiliates and such jurisdiction; or

                  (ii) the performance by the Bank of its obligations pursuant to or contemplated by this Agreement or any of the other Closing Documents; or

                  (iii) the performance by any of the Obligors or their Affiliates of their obligations pursuant to or contemplated by this Agreement or any of the other Closing Documents, or any of their respective employees or officers, whether or not also employees or officers of any Obligor, acting in each case as principal, agent or representative of an Obligor, by reason of their involvement (if any)

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                                      10

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                  in this Agreement and the transactions contemplated by the
                  Closing Documents,

         but for the avoidance of doubt, the Parties agree that the Excluded Tax shall include (A) any Tax imposed on Societe Generale by reason of its involvement (if any) in this Agreement and the transactions contemplated by the Closing Documents and (B) any Tax imposed on the Bank, acting outside the Netherlands through Societe Generale or any of its Affiliates or any of their respective employees or officers, whether or not also employees or officers of the Bank, acting in each case as principal, agent or representative of the Bank, by reason of their involvement (if any) in this Agreement and the transactions contemplated by the Closing Documents.

         "Financial Indebtedness"

         means any indebtedness in respect of:

         (a)      moneys borrowed at banks and other financial institutions;

         (b)      any debenture, bond, note, loan stock or other security;

         (c)      any acceptance or documentary credit;

         (d) receivables sold or discounted (otherwise than on a non-recourse basis);

         (e) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

         (f) any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased;

         (g) any currency swap or interest swap, cap or collar arrangement or any other derivative instrument;

         (h) any amount raised under any other transaction having the commercial effect of a borrowing or raising of money; or

         (i) any guarantee, indemnity or similar assurance against financial loss in relation to the indebtedness of any person.

         "Group"

         means the Depositor, each Seller and the Depositor's Subsidiaries.

         "Increase in the Additional Deposit"

         means, on any Transfer Date, the positive difference between:

         (a) the difference between (i) the nominal Euro Amount of Relevant Receivables to be transferred on such date, and
                    (ii) the Euro Amount of Collections related to the latest Collection Period, and

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                                      11

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         (b)        the sum of the Variation in the Bank's Funding and of the
                    Variation in the Subordinated Deposit as calculated on such Transfer Date.

         "Increase in the Subordinated Deposit"

         means, on any Settlement Date, the positive difference, if any, between
         (a) the amount of the Subordinated Deposit on such date, calculated in accordance with Clause 18 (Subordinated Deposit), and (b) the amount of the Subordinated Deposit on the preceding Settlement Date.

         "Information Date"

         means the fourth Business Day following each Assessment Date.

         "Initial Transfer Date"

         means any Transfer Date on which the Bank's Funding is (without taking into account any Payment to be made on such Transfer Date) zero.

         "Insolvency Proceedings"

         means proceedings and circumstances of the type referred to in Clauses
         15.6 (Insolvency) to 15.10 (Analogous proceedings) inclusive.

         "Interim Assessment Date"

         means, so long as any Tranche is outstanding, any Business Day determined by mutual agreement between the Obligors and the Bank.

         "Interim EONIA Rate"

         means the EONIA, plus a margin of 0.25 per cent. per annum (or such other margin as may be agreed for time to time between the Bank and the Obligors).

         "Mandate Letter"

         means each mandate letter substantially in the form of Schedule 7 executed by each Obligor in favour of Societe Generale containing the instructions of each Obligor for operation of its Seller's Account or the Depositor's Account (as appropriate).

         "Margin"

         means zero point one eight per cent. (0.18%) per annum (provided that if an Event of Early Amortisation is outstanding the Margin shall, from the date such event occurs until it is remedied, be two point five zero per cent. (2.50%) per annum).

         "Master Additional Deposit Agreement"

         means the agreement dated the date of this Agreement between the Bank and the Depositor, under which the Depositor makes the Additional Deposit with the Bank.

         "Master Subordinated Deposit Agreement"

         means the agreement dated the date of this Agreement between the Bank and the Depositor, under which the Depositor makes the Subordinated Deposit with the Bank.

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                                      12

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         "Material Adverse Effect"

         means a material adverse effect:

         (a) on the ability of any Obligor to comply with or perform its payment or other material obligations under the Closing Documents; or

         (b) on the legal effectiveness or validity of any of the Closing Documents; or

         (c) on the Bank's rights, title or interest in, or the collectability of Transferred Receivables (i) in an aggregate Euro Amount of (euro)5,000,000 or (if higher) (ii) the aggregate Euro Amount of which comprises 5 per cent. or more of the aggregate Euro Amount of all Transferred Receivables.

         "Material Seller Subsidiary"

         as to a Seller, means a direct or indirect Subsidiary, including its direct or indirect Subsidiaries, which meets any of the following conditions:

         (a) the Seller's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Seller and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

         (b) the Seller and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Seller and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

         (c) the Seller and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10 percent of such income of the Seller and its Subsidiaries consolidated for the most recently completed fiscal year.

         "Mattel Wholly-Owned Subsidiary"

         means a company as to which the Parent owns and controls (whether directly or indirectly) the entirety (other than any minority holdings of share capital or voting rights by directors of such company as required by applicable law) of the issued and paid up share capital and voting rights of such company.

         "Maturity Date"

         means:

         (a) in relation to any Tranche and/or any Associated Refinancing, the date on which the principal amount of the Associated Refinancing falls due for repayment; and

         (b) in relation to any Transferred Receivable or Relevant Receivable, the date on which such Transferred Receivable or Relevant Receivable becomes due and payable by the relevant Debtor in accordance with the terms of the relevant Sales Contract.

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                                      13

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         "Maximum Amount of the Bank's Funding"

         means:

         (a) from 1st February to 31st July (both dates inclusive) in each year, (Euro)60,000,000; and

         (b)      at any other time, (Euro)150,000,000.

         "Net Pool Balance"

         means, at any time, the Euro Amount of Eligible Transferred Receivables less the Excess Concentration.

         "Notice of Transfer"

         means any notice issued by the Bank to any Debtor in accordance with Clause 6.3 (Termination of Collection Mandates and Notices of Transfer), substantially in the form of Schedule 4 of this Agreement.

         "Obligor"

         means the Depositor and each Seller.

         "Officer's Certificate"

         means a certificate from an authorised signatory of the Depositor substantially in the form of Part II of Schedule 8.

         "Original Accounts"

         means the annual accounts of each Obligor (consolidated if available and audited in the case of each Seller) and the audited consolidated accounts of the Parent for the financial year ending 31st December, 2000.

         "Outstanding Amount"

         means, at any time in relation to Transferred Receivables or Eligible Transferred Receivables, the aggregate amount outstanding in respect of such Transferred Receivables or Eligible Transferred Receivables (as appropriate).

         "Parent"

         means Mattel Inc., a corporation organised under the laws of the state of Delaware, U.S.A.

         "Party"

         means a party to this Agreement.

         "Payment"

         means any payment made by the Bank to a Seller in accordance with Clause 5.3 (Payments and Transfers).

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                                      14

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         "Portion of Tranche"

         means any part of a Tranche.

         "Pro Rata Share"

         means, in relation to a Seller and a particular period, the average amount of Transferred Receivables transferred by that Seller to the Bank during that period expressed as a percentage of the average amount of the Transferred Receivables transferred to the Bank by all Sellers during that period.

         "Provisional Funding Rate"

         means, on any date, the interest rate per annum determined as the sum of:

         (a)      EURIBOR for one month published on such date; and

         (b)      5 per cent.

         "Rate of Overcollateralisation"

         means the higher of the two following rates:

         (a)      15%; and

         (b)      the ratio between:

                  (i)      the Worst Default Assumption; and

                  (ii) the Outstanding Amount of Eligible Transferred Receivables as of the latest Assessment Date.

         "Rating Agencies"

         means each of Standard & Poor's Rating Services, a division of the McGraw-Hill Companies Inc., and Moody's France S.A., or such other entity to which it may transfer the whole of its credit rating business or with which it may consolidate, amalgamate or merge.

         "Reference Banks"

         means Credit Lyonnais, Credit Agricole Indosuez and BNP Paribas, each acting through its principal Paris office.

         "Refinancing Rate"

         means, in relation to any Associated Refinancing, any one of the following rates as determined in accordance with Clause 19.3 (Refinancing Rates):

         (a)      the BT Rate;

         (b)      the CP Rate;

         (c)      the Interim EONIA Rate; or

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                                      15

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         (d)   the Relevant EURIBOR Plus Rate (or the EURIBOR Plus Rate for one
               month EURIBOR where specified).

         "Related Rights"

         means, with respect to any Relevant Receivable, Transferred Receivable or Eligible Transferred Receivable (each a "Receivable") all of the Seller concerned's rights, privileges, benefits and claims of any nature whatsoever relating to that Receivable under the Sales Contract under which the Relevant Receivable, Transferred Receivable or Eligible Transferred Receivable arises (other than Related Security).

         "Related Security"

         means, with respect to any Relevant Receivable, Transferred Receivable or Eligible Transferred Receivable (each a "Receivable") or Sales Contract all Credit Insurance Policies (if any), security, deposits, guarantees, indemnities, letters of credit, bills of exchange, cheques, other negotiable instruments, warranties, retention of title, priority claims and other agreements and arrangements created or made by the relevant Debtor supporting or securing payment of such Receivable and all other rights and benefits attached to such Receivable.

         "Relevant EURIBOR Plus Rate"

         means, in relation to any Associated Refinancing based on billets de tresorerie or euro-commercial papers, the EURIBOR Plus Rate for the whole number of months which is the closest to the terms of such billets de tresorerie or euro-commercial papers.

         "Relevant Group"

         means the Depositor, each Seller, each company that is both a Controlling Owner of the Sellers and a subsidiary of the Depositor, and each Material Seller Subsidiary.

         "Relevant Percentage"

         means 90%.

         "Relevant Receivable"

         means a receivable satisfying the criteria set out in Part I of
         Schedule 2.

         "Reservations"

         means those reservations or qualifications as to matters of law referred to in Schedule 9.

         "Reserve for Future Transfer Fee"

         means in relation to any Tranche and on each Information Date, the amount of such Tranche multiplied by:

         (a)   the Provisional Funding Rate;

         (b) the positive difference (if any) between (i) the Average Term of Transferred Receivables plus 20 and (ii) the Average Term of Associated Refinancings; and

         (c)   1/360.

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

                                      16

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         "Reserve for Transfer Fee"

         means, at any time, in relation to any Tranche, the aggregate of:

         (a) any Transfer Fee which shall fall due on any Transfer Fee Payment Date related to any existing Associated Refinancing; and

         (b)   the Reserve for Future Transfer Fee.

         "Residual Amount of the Reserve for Transfer Fee"

         means, at any time and in relation to any Tranche, the amount determined as the positive difference between:

         (a) the Reserve for Transfer Fee as calculated on the Information Date immediately preceding the latest Transfer Date; and

         (b) the aggregate amount of Transfer Fee paid under such Tranche out of the Reserve for Transfer Fee, since such Information Date in accordance with Clause 19.6 (Payment of Transfer Fee).

         "Sales Administration Guidelines"

         means the sales administration, credit management, recovery and collection procedures of each Seller described in the due diligence report (and appendices thereto) dated October 2001 prepared by the Bank in relation to this Agreement.

         "Sales Contract"

         means each contract in writing (or evidenced in writing by a purchase order or confirmation, delivery note or invoice in each case (excepting delivery notes) referring to or containing the Seller's standard terms and conditions of sale) between a Seller and a Debtor under which Relevant Receivables, Transferred Receivables or Eligible Transferred Receivables arise or are outstanding.

         "Seller's Account"

         means the current account opened by each Seller in its own name in the books of Societe Generale, Amsterdam branch for the purposes of this Agreement.

         "Sellers' Percentage"

         means one less the Bank's Percentage.

         "Sellers' Share of Collections"

         means an amount initially equal to zero increased, on each Settlement Date, by an amount equal to (i) the aggregate Euro Amount of Collections from the Collection Period ending on the immediately preceding Assessment Date multiplied by (ii) the Sellers' Percentage as at the Initial Transfer Date or the Information Date occurring during that Collection Period (as appropriate) and which is allocated in accordance with Clause 8.2 (Allocation of Collections on Settlement Dates which are not Transfer Dates) or Clause 8.3 (Allocation of Collections on Settlement Dates which are Transfer Dates).

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

                                      17

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         "Settlement Date"

         means the seventh Business Day after an Assessment Date (or such other day as the Parties may agree from time to time).

         "Societe Generale"

         means the Societe Generale, a French credit institution, having its registered office at 29, boulevard Haussmann - 75009 Paris, France, registered with the Companies Registry of Paris under n(degrees) B 552 120 222.

         "Stamp Duty"

         means any stamp duty, stamp duty reserve tax, registration or other transaction or documentary tax (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

         "Subordinated Deposit"

         means the subordinated deposit made by the Depositor with the Bank in accordance with the terms of Clause 18.1 (Subordinated Deposit) and the Master Subordinated Deposit Agreement.

         "Subsidiary"

         means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly 50 per cent. or more of the share capital or similar right of ownership.

         "TARGET Day"

         means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating.

         "Taxes"

         means all present and future transfer, value added and sales taxes, notarial and registration fees, Stamp Duties or other charge or withholdings in the nature or on account of income tax together with interest thereon and penalties with respect thereto, if any, and "Taxation" shall be construed accordingly.

         "Tranche"

         means all or a portion of the Bank's Funding.

         "Transfer Date"

         means, until the Commitment Termination Date, any Settlement Date on which the Relevant Receivables are transferred by a Seller to the Bank in accordance with the Agreement.

         "Transfer Document"

         means in relation to a transfer of Relevant Receivables arising under a Sales Contract governed by:

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

                                      18

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         (a)   French law, a Quittance Subrogative substantially in the form of
               Part I;

         (b)   German law, an agreement substantially in the form of Part II,

         in each case of Schedule 5.

         "Transfer Fee"

         means the transfer fee to be paid in accordance with Clause 19 (Transfer Fee).

         "Transfer Fee Payment Date"

         means the last day of each Transfer Fee Period.

         "Transfer Fee Period"

         means, in relation to any Tranche, the period beginning on (a) a Settlement Date and ending on the next Settlement Date or (b) the Transfer Date when such Tranche was created and ending on first Settlement Date falling after such date.

         "Transfer Request"

         means any request made by a Seller to the Bank in the circumstances set out in Clause 5, substantially in the form of Schedule 6.

         "Transferred Receivable"

         means each Relevant Receivable which has been transferred by any Seller to the Bank pursuant to this Agreement by means of a Transfer Document and which has not been transferred back to any such Seller pursuant to Clause 5.5 (Transfer back of Transferred Receivables) or Clause 9.2 (Transfers and Deemed Collections).

         "Variation in the Bank's Funding"

         means, on any Settlement Date:

         (a) the amount of the increase in the Bank's Funding, if any, as calculated in accordance with Clause 16.3 (Increase in the Bank's Funding), on the Information Date immediately preceding such Settlement Date; or

         (b) the amount of the Bank's Share of Collections allocated by the Bank on such Settlement Date to the outstanding amount of the Bank's Funding, in accordance with Clauses 8.2(a)(i) and 8.3(a)(i) which will be used to repay the Tranches at the Maturity Dates of the Associated Refinancings.

         "Variation in the Subordinated Deposit"

         means, on any Settlement Date, the positive difference or, as the case may be, the negative difference, if any, between:

         (a) the amount of the Subordinated Deposit, as calculated on such date, in accordance with Clause 18.1 (Subordinated Deposit); and

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                                      19

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         (b)   the amount of the Subordinated Deposit on the preceding
               Settlement Date.

         "Worst Default Assumptions"

         means, in relation to any Collection Period,

         (a) the aggregate amount of all Transferred Receivables (whether outstanding or paid) which originally had a Maturity Date falling between the date 60 days prior to the latest Assessment Date and the date 210 days after the latest Assessment Date, multiplied by

         (b) the highest amount of the three-month (on a rolling basis) average of the Default Rates on the last 12 Assessment Dates,

         multiplied by

         (c)   2.25.

1.2      Construction

(a) In this Agreement, unless the contrary intention appears, a reference to:

         (i) an "amendment" includes a supplement, novation or re-enactment and "amended" is to be construed accordingly;

               "assets" includes present and future properties, revenues and rights of every description;

               "control" means the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

               a "change in law" means the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation after the date of this Agreement;

               a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

               (1) if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that calendar month; or

               (2) if an Interest Period commences on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which it is to end;

               a Party making a payment "out of its own resources" means that Party does not fund that payment by, or out of, Collections;

               a "person" includes any individual, company, unincorporated association or body of persons (including a partnership, joint venture or consortium), government, state, agency, international organisation or other entity;

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

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                  a "regulation" includes any regulation, rule, official
                  directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

         (ii) a provision of law is a reference to that provision as amended or re-enacted;

         (iii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

         (iv) a person includes its permitted successors, transferees and assigns;

         (v) a Closing Document or another document is a reference to that Closing Document or other document as amended;

         (vi)     a time of day is a reference to Amsterdam time; and

         (vii)    the singular includes the plural and vice versa.

(b) Unless the contrary intention appears, a term used in any other Closing Document or in any notice given under or in connection with any Closing Document has the same meaning in that Closing Document or notice as in this Agreement.

(c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)      the Schedules form an integral part of this Agreement.

2.       PURPOSE AND COMMITMENT DURATION

2.1      Purpose

         The Bank agrees to purchase Relevant Receivables from the Sellers, subject to and on the terms and conditions of this Agreement.

2.2      Duration of the Commitment

(a) Unless terminated or cancelled earlier in accordance with this Agreement, the Commitment shall be cancelled in full on the Commitment Termination Date.

(b) Subject to paragraph (c) below, at any time between 60 and 30 days before the Commitment Termination Date, the Depositor (on behalf of the Obligors) may request the Bank in writing to extend the Commitment Termination Date. The Bank may agree to extend the Commitment Termination Date by entering into an amendment letter relating to this Agreement with the Obligors to that effect, provided that the new Commitment Termination Date shall not be later than the earlier of:

         (i) 364 days from the date upon which such extension comes into effect; and

         (ii)     the fifth anniversary date of the date of this Agreement.

(c) Any agreement of the Bank under paragraph (b) above shall be subject to, inter alia, the condition that (i) the Rating Agencies have first been informed of such contemplated

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

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         extension and (ii) the Rating Agencies have first confirmed that the contemplated extension will not entail a deterioration or withdrawal of the current rating of the billets de tresorerie or the euro commercial paper issued by Antalis, or that the contemplated extension will reduce such deterioration (if any) or prevent such withdrawal (if any), and
         (iii) the Bank has first received (A) a new Auditors' Certificate in relation to each Seller and (B) a new Officer's Certificate in relation to the Depositor.

(d) The Bank shall notify the Obligors (through the Depositor) of its decision on such extension on (or prior to) the later of (i) the date which is 15 days after the Obligors' request and (ii) the date which is 30 days prior to the existing Commitment Termination Date or, if either date is not a Business Day, the immediately succeeding Business Day (and if the Bank agrees to the extension, paragraph (a) of the definition of Commitment Termination Date shall be amended to refer to the new date applicable).

3.       NATURE OF OBLIGATIONS

(a) The obligations of each Seller under the Closing Documents are several. No Seller shall be liable for the obligations under the Closing Documents of any other Obligor. Failure of a Seller (or the Depositor) to carry out any of its obligations under the Closing Documents shall not relieve any other Obligor from its obligations under the Closing Documents.

(b) The Depositor is jointly and severally liable with each Seller with regard to any and all payments (including, without limitation, indemnity payments) due from either Seller under the Closing Documents.

(c) The Depositor waives all rights arising at law of subrogation, contribution or indemnity or otherwise against each Seller pursuant to any payment made by the Depositor under the Closing Documents pursuant to paragraph (b) above in respect of any amount initially due from a Seller until all of the principal, interest and any additional amounts required to be paid pursuant to the Closing Documents have been irrevocably paid in full.

(d) The obligations of the Depositor under the Closing Documents (including, without limitation, paragraph (b) above) shall remain in full force and effect notwithstanding any dissolution or change in the structure or legal form of either Seller or in the intercompany relationship between the Obligors, any amendment or waiver relating to any Closing Document, any invalidity or unenforceability of the obligations of either Seller under the Closing Documents or any other act or omission, matter or thing, whether or not known to the Bank, which, but for this paragraph (d) would reduce, release or prejudice the Depositor's obligations under the Closing Documents (including, without limitation, paragraph (b) above) and shall benefit the Bank and its successors and assigns.

(e) Until all amounts due to the Bank under the Closing Documents from the Obligors (or any of them) have been irrevocably paid in full, each Obligor undertakes not to claim, rank, prove or vote as a creditor of any other Obligor or its estate in competition with the Bank if to do so would result in any claim by the Obligor against another Obligor competing with a claim of the Bank against the latter Obligor in respect of an amount due from that Obligor to the Bank under the Closing Documents.

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

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4.       CONDITIONS PRECEDENT

4.1      Documentary conditions precedent

         The Sellers may not deliver the first Transfer Request until the Bank has notified the Obligors that it has received all of the documents set out in Schedule 1 in form and substance satisfactory to the Bank.

4.2      Further conditions precedent

         The obligation of the Bank to make any Payment following a Transfer Request is subject to the further conditions precedent that:

         (a) on both the date of such Transfer Request and the Transfer Date referred to therein:

                  (i) the representations and warranties in Clauses 10 relating to the receivables to be transferred and 12 made or (in the case of Clause 12) deemed to be repeated on those dates are true and accurate and will be true and accurate immediately after the Payment is made; and

                  (ii) no Event of Early Amortisation or Amortisation Event has occurred and is continuing or will result from the Payment being made;

         (b) the Bank has received the Assessment Report for the Assessment Date immediately preceding the Transfer Date referred to in such Transfer Request;

         (c) the Bank's Percentage, as at the Information Date immediately preceding the Transfer Date referred to in such Transfer Request, was less than or equal to the Relevant Percentage (or, in the case of an Initial Transfer Date, is on that date less than or equal to the Relevant Percentage);

         (d) the Payment and the relevant Transfer Document do not violate any applicable law or regulation in force on the date of that Transfer Request;

         (e) the making of the Payment will not result in the Bank's Funding exceeding the then applicable Maximum Amount of the Bank's Funding;

         (f) the Transfer Date referred to in such Transfer Request does not fall after the Commitment Termination Date;

         (g) the amount of the Reserve for Transfer Fee is less than 2.5 per cent. of the Net Pool Balance as determined on the Assessment Date relating to the latest Assessment Report;

         (h) on the Transfer Date referred to in the Transfer Request (unless it is an Initial Transfer Date) each Seller shall have credited the amount of Collections received by it and Deemed Collections due from it, in each case in respect of the Collection Period immediately preceding that Transfer Date to the Bank's Account in accordance with Clause 8.4 (Payments); and

         (i) on the Transfer Date referred to in the Transfer Request, the Subordinated Deposit and the Additional Deposit have been duly made and (if required) increased by the

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

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               Depositor in accordance with Clause 18 (Deposits), the Master
               Additional Deposit Agreement and the Master Subordinated Deposit Agreement.

5.        TRANSFER OF RELEVANT RECEIVABLES

5.1       Timing of transfer

          On each Initial Transfer Date and (until the Commitment Termination
          Date) on each other Transfer Date which is not an Initial Transfer Date, all of the Sellers shall together have the option to transfer to the Bank (in accordance with the relevant Transfer Document) not less than all Relevant Receivables to which they each hold title together with all Related Security and Related Rights in consideration for payment by the Bank of the amount specified in Clause 5.3(a)(ii).

5.2       Delivery of Transfer Requests

          A Seller intending to make a transfer of Relevant Receivables shall send to the Bank by no later than 11.00 a.m. on the Information Date immediately preceding the relevant Transfer Date a duly completed Transfer Request, setting out the aggregate nominal amount of the Relevant Receivables to be transferred. Each Transfer Request shall be irrevocable.

5.3       Payments and transfers

(a)       Following delivery of a Transfer Request on the relevant Transfer
          Date:

          (i) the Seller shall deliver to the Bank a duly completed and appropriate Transfer Document, duly signed by the Seller, vesting in the Bank all its title, ownership and rights in respect of the Relevant Receivables and all Related Security and Related Rights relating thereto in accordance with the law governing the Transfer Document and the relevant Sales Contracts; and

          (ii) subject to Clause 4.2 (Further Conditions Precedent), the Bank shall make a Payment to the Seller by crediting the Seller's Account for that Seller in an amount equal to the nominal Euro Amount of the Relevant Receivables to be transferred by that Seller referred to in the Transfer Request.

(b) Each Transfer shall take effect upon the delivery of a Transfer Document and the making of the relevant Payment, and in this Clause
          5.3 "Transfer" means the transfer to the Bank of:

          (i) the Relevant Receivables referred to in a Transfer Document, including in particular any change in the amount of those Relevant Receivables as a result of (i) the terms of such Relevant Receivables allowing such change occurring in accordance with Clause 14.14(b) (Amendments to Sales Contracts and Sales Administration Guidelines) or (ii) a material error, whether or not a new invoice has been issued due to such change or material error; and

          (ii) all Related Security (but, in the case of negotiable instruments, only to the extent required by Clause 14.10 (Promissory notes and negotiable instruments)) and Related Rights relating thereto, in each case in accordance with, and to the fullest extent permitted by, the governing law of the relevant Transfer Document or the law applicable to the Related Security and Related Rights (as appropriate).

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

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5.4       Transfer Documents

(a) A Transfer Document shall not be regarded as having been duly completed unless it sets out a description of the Relevant Receivables, all Related Security and Related Rights in respect thereof in sufficient detail to enable:

          (i) the transfer of such Relevant Receivables, Related Security and Related Rights to the Bank under that Transfer Document; and

          (ii) an indisputable identification of such Relevant Receivables,

         in each case in accordance with, and for the purposes of, the governing law of that Transfer Document and is delivered with a computer disk containing a full list of the Relevant Receivables concerned, showing, in relation to each such receivable, the name and address of the Debtor, the amount due and the currency, the Maturity Date, invoice number and invoice date.

(b) This Agreement shall apply automatically to all Transfer Documents and related electronic or magnetic supports delivered by any of the Sellers to the Bank, on each Transfer Date, provided that the Transfer Documents and such supports make specific reference to this Agreement.

5.5      Transfer back of Transferred Receivables

(a) At any time a Seller may request the Bank to transfer back to that Seller all or part of the outstanding Transferred Receivables transferred by it provided that in the event of a transfer back of part, the remaining Net Pool Balance (taking into account the Transferred Receivables to be transferred back) is equal to or greater than (euro)20,000,000.

(b) A Seller wishing to make a request under paragraph (a) above shall notify the Bank five Business Days before the date on which the Seller wishes the transfer back to take place. The Bank shall not be obliged to accept such request and shall notify the Seller concerned of its decision no later than three Business Days after receipt by the Bank of the Seller's notice. The Bank shall be deemed to have accepted the request if it has not expressly refused it within such period.

(c) If the Bank accepts a request for the transfer back of Transferred Receivables, the Seller concerned shall, on the date of transfer back, before 11.00 a.m., pay to the Bank the Euro Amount of the Outstanding Amount of the relevant Transferred Receivables and the Bank shall deliver to the Seller such documents or instruments as are necessary to effect the transfer back to the Seller of such title ownership and rights in respect of the Transferred Receivables concerned and all Related Security and Related Rights attached thereto as the Bank has acquired from the Seller and has at the time of transfer back. The reasonable costs incurred by the Bank in the preparation, execution and delivery of such document or instrument shall be borne exclusively by the Seller concerned.

(d) As from the date of such transfer back, the Bank shall pay back to the Seller concerned, as soon as practicable, any sum received by the Bank in respect of any Transferred Receivables (and any Related Security and/or Related Rights attaching thereto) which have been transferred back to a Seller under this Clause 5.5.


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5.6       Transfers by the Bank

          Other than pursuant to Clause 5.5 or Clause 9.2 (Transfers and Deemed Collections), the Bank will not enter into any assignment or transfer or subrogation of any description with any person (or purport or agree to do so) of any Transferred Receivable or any Related Security or Related Rights.

6.        COLLECTION MANDATES AND NOTICES OF TRANSFER

6.1       Collection Mandates

          The Bank appoints each Seller as its agent to:

          (a) collect on behalf of the Bank the Transferred Receivables transferred by it to the Bank; and

          (b) take and to conduct on behalf of the Bank (but in the name of the Seller) all lawful steps and proceedings, other than court or arbitration proceedings (except as may otherwise be requested by the Bank pursuant to Clause 14.8(b)(iv) (Collection and Recovery)), for the recovery of such Transferred Receivables, provided that no Seller shall have, by reason of this Clause 6.1, any power to enter into or conclude any agreement on behalf of the Bank, to cause the Bank to assume any obligation to any person or otherwise to bind the Bank except as otherwise contemplated by Clause 14.14(b) (Amendments to Sales Contracts and Sales Administration Guidelines),

          (each such appointment being a "Collection Mandate) and each Seller accepts its Collection Mandate.

6.2       Remuneration for Collection Mandates

          No Seller shall receive any fee, commission or remuneration from the Bank for, or reimbursement by the Bank of any expense incurred by it in connection with, its Collection Mandates (other than to the extent required in relation to a particular Seller by any applicable law or regulation, in which case the Bank shall be entitled to withhold out of any amount due from the Bank to such Seller or the Depositor under the Closing Documents the amount of any such fee or reimbursement). To that end, each Seller shall bear its own costs and expenses incurred in the course of performing its Collection Mandate.

6.3       Termination of Collection Mandates and Notices of Transfer

(a) The Bank may at any time following a Termination Event notify any Seller affected by that Termination Event that it wishes to terminate that Seller's Collection Mandate in whole or in part and to give a Notice of Transfer to the Debtors in respect of the Transferred Receivables transferred by that Seller.

(b) A Seller's Collection Mandate shall automatically terminate on the date of the Bank's notice under paragraph (a) above and upon, and at any time after such termination, the Bank may give a Notice of Transfer to the Debtors concerned.

(c) Upon and following the termination of its Collection Mandate, the Seller concerned shall promptly transfer to the Bank's Account any amount received from any Debtor in respect of the Transferred Receivables to which the termination relates.

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(d)       The termination of a Collection Mandate shall not affect the obligations of any Obligor under the Closing Documents (other than those of the relevant Seller relating to the collection of Transferred Receivables affected by the termination).

(e)       In this Clause 6.3 "Termination Event" in respect of a Seller means:

          (i) the occurrence of an Event of Early Amortisation (which is still continuing) in relation to that Seller under Clause 15.2 (Non-payment), Clauses 15.5 (Cross default) to 15.10 (Analagous proceedings) (inclusive) and Clause 15.13 (Cessation of business);

          (ii) (A) the occurrence of an Event of Early Amortisation under Clause 15.11 (The Parent) in relation to which the Bank has given a Termination Notice under Clause 15.17 (Termination) or
                  (B) the occurrence of an Event of Early Amortisation (which is still continuing) in relation to the Parent under Clause 15.13 (Cessation of business);

          (iii) a material failure by that Seller to perform its Collection Mandate in accordance with reasonable skill and care, its customary business practices and its obligations under this Agreement;

          (iv) that Seller becomes unable lawfully to perform its Collection Mandate or the obligations of that Seller with respect to its Collection Mandate become invalid, unenforceable or ineffective for any reason or to any material extent; or

          (v) any event occurs in respect of that Seller which, in the opinion of the Bank (acting in good faith) is reasonably likely to prejudice that Seller's ability to perform, or the performance of, its Collection Mandate or that Seller's ability to make the payment referred to in Clause 8.4(a)(i) (Payments).

7.        COLLECTION

7.1       Collection by the Sellers

(a) For so long as its Collection Mandate has not been terminated in accordance with Clause 6.3 (Termination of Collection Mandates and Notices of Transfer), each Seller shall, promptly on receipt of the same, credit or cause to be credited to any bank account of that Seller each cash collection received by it which has actually been paid by a Debtor, or by any other person obliged to make payment, in respect of the Transferred Receivables to which its Collection Mandate relates (together the "Cash Collections").

(b) During each Collection Period, each Seller shall be entitled to use freely the amount of Cash Collections.

(c) Subject to Clause 6.3 (Termination of Collection Mandates and Notices of Transfer) on each Settlement Date, each Seller shall credit or cause to be credited to the Bank's Account all Collections denominated in Euro or Euro-Linked Currencies arising in respect of the Collection Period ending on the Assessment Date immediately preceding such Settlement Date.

(d) Subject to paragraph (e) below, any payment received by a Seller from one of its Debtors shall be applied in priority to the Transferred Receivables, unless that Debtor has given express instruction to the contrary.

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                                      27
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(e)       If a Debtor is in Insolvency Proceedings and a settlement payment or distribution is made in those Insolvency Proceedings in respect of both Transferred Receivables and other receivables owing by that Debtor to a Seller, the amount received by such Seller shall be applied pro rata to the nominal amount of each such Transferred Receivable and such other receivables.

7.2       Advanced Transfers and collection by the Bank

(a) On any Business Day the Bank may require any Seller to transfer all or part of the Collections standing to the credit of any Seller's account (the "Advanced Transfer") to the Bank's Account on the following Business Day (the "Collections Transfer Date").

(b) Following the termination by the Bank of a Seller's Collection Mandate in accordance with Clause 6.3 (Termination of Collection Mandates and Notices of Transfer), the Bank shall:

          (i) promptly on receipt of the same, credit or cause to be credited to the Bank's Account the amount of each cash collection received by it which have actually been paid by Debtors, or by any other person obliged to make payment, in respect of the Transferred Receivables to which the terminated Collection Mandate would otherwise have related (together the "Bank Collections"); and

          (ii) draw up an Assessment Report on each Assessment Date and on each Interim Assessment Date.

(c) If the Bank exercises its rights under paragraph (a) above, or if the Bank terminates a Seller's Collection Mandate, the Bank shall pay the Seller concerned a fee calculated on the basis of the amount of the Advanced Transfer or the aggregate amount of Bank Collections from time to time (as appropriate), at a rate of EONIA plus zero point two five per cent. (0.25%) per day elapsed from (and including) the Collections Transfer Date or the date on which Bank Collections are received (as appropriate) to either (and excluding):

          (i) the Transfer Date on which the Bank applies the Advanced Transfer or the Bank Collections towards the transfer of new Relevant Receivables; or

          (ii) if the Bank does not so apply the Advanced Transfer or Bank Collections, (A) the Maturity Dates of the Tranches or Associated Refinancings on which the Bank applies the Advanced Transfer or Bank Collections to the amortisation of the Bank's Funding, and
               (B) the Settlement Date on which the Bank applies the Advanced Transfer or Bank Collections to the repayment of the Additional Deposit or the Subordinated Deposit.

(d) The fee referred to in paragraph (c) above is to compensate the Seller concerned for the inconveniences it suffers as a consequence of:

          (i) its inability to use the Cash Collections subject to the Advanced Transfer freely in accordance with Clause 7.1(b) (Collection by Sellers);

          (ii) the fact that Collections will not be applied to the repayment of the Bank's Funding until the Settlement Date falling immediately after the Assessment Date on which the Collection Period during which such Collections arose ends; and

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          (iii)  its obligation to pay the Transfer Fee in respect of the Bank's
                 Funding up to that Settlement Date.

(e) All expenses incurred by the Bank in collecting Transferred Receivables shall be borne by it exclusively.

8.        SETTLEMENT AND PAYMENTS

8.1       Calculations

(a) On each Information Date, the Bank shall calculate and notify the Obligors of (in each case providing details of how such calculations have been made):

          (i) the fee due to each Seller in accordance with Clause 7.2(c) (Advanced Transfers and collection by the Bank);

          (ii) the Net Pool Balance as of the Assessment Date immediately preceding that Information Date;

          (iii)  the Residual Amount of the Reserve for Transfer Fee;

          (iv)   the amount of the Bank's Funding;

          (v)    the amount of the Subordinated Deposit;

          (vi)   the amount of the Additional Deposit;

          (vii)  the new Bank's Percentage; and

          (viii) the new Sellers' Percentage,

          in each case as of the immediately succeeding Settlement Date and taking into account any transfer of Relevant Receivables to occur on that Settlement Date.

(b) On each Settlement Date the Bank shall recalculate and notify the Obligors of (providing details of how such calculations have been made) the fee referred to in paragraph (a)(i) above where additional fee has accrued since the calculation made on the immediately preceding Information Date.

8.2       Allocation of Collections on Settlement Dates which are not Transfer
          Dates

          If a Settlement Date is not a Transfer Date, the Bank shall allocate on that Settlement Date the Collections in the order set out below:

          (a)  the Bank's Share of Collections shall be allocated as follows:

               (i) first, towards the repayment of the outstanding amount of the Bank's Funding (whether or not any Tranche or Associated Refinancing has a Maturity Date which coincides with that Settlement Date);

               (ii) second, towards the payment of any sum due by any Obligor, out of its own resources, payable to the Bank under the Closing Documents and remaining unpaid on such Settlement Date;

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                                      29
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               (iii)    third, towards the repayment of the Additional Deposit
                        (subject to Clause 18 (Deposits));

               (iv) fourth, towards the repayment of the Subordinated Deposit (subject to Clause 18 (Deposits)); and

               (v) fifth, the balance, if any, shall be paid to the Sellers; and

          (b)  the Sellers' Share of Collections shall be allocated:

               (i) first, towards the payment of any sum due by any Seller, out of its own resources, payable to the Bank under the Closing Documents and remaining unpaid on such Settlement Date;

               (ii) second, towards the repayment of the Additional Deposit (subject to Clause 18 (Deposits)); and

               (iii) third, the balance, if any, shall be paid to the Sellers.

8.3       Allocation of Collections on Settlement Dates which are Transfer Dates

          If a Settlement Date is also a Transfer Date, the Bank shall allocate on that Settlement Date the Collections in the order set out below:

          (a)  the Bank's Share of Collections shall be allocated as follows:

               (i) first, if the Bank's Funding is then greater than the Relevant Percentage multiplied by the Net Pool Balance (taking into account Eligible Transferred Receivables to be transferred on such date) less the amount of the Subordinated Deposit (taking into account Eligible Transferred Receivables to be transferred on such date), towards the repayment of the outstanding amount of the Bank's Funding (whether or not any Tranche or Associated Refinancing has a Maturity Date which coincides with that Settlement Date) in an amount equal to such excess;

               (ii) second, to the transfer of Relevant Receivables taking place on that Transfer Date;

               (iii) third, to the payment of any sum due by any Obligor, out of its own resources, payable to the Bank under the Closing Documents and remaining unpaid on such date;

               (iv) fourth, to the repayment of the Additional Deposit (subject to Clause 18 (Deposits));

               (v) fifth, to the repayment of the Subordinated Deposit (subject to Clause 18 (Deposits)); and

               (vi) sixth, the balance, if any, shall be paid to the Sellers; and

          (b)  the Sellers' Share of Collections shall be allocated as follows:


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                                      30
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               (i)    first, to the transfer of Relevant Receivables taking
                      place on such Transfer Date;

               (ii) second, to the payment of any sum due by any Obligor, out of its own resources, payable to the Bank under the Closing Documents and remaining unpaid on such date;

               (iii) third, to the repayment of the Additional Deposit (subject to Clause 18 (Deposits)); and

               (iv)   fourth, the balance, if any, shall be paid to the Sellers.

8.4       Payments

(a) On each Settlement Date and subject to the provisions of this Agreement the following payments shall be made:

          (i) each Seller shall credit the amount of Collections received by it and the Euro Amount of Deemed Collections occurring, in each case in respect of, or during, the Collection Period immediately preceding that Settlement Date to the Bank's Account;

          (ii) the Depositor shall pay to the Bank, out of its own resources, the amount corresponding to the Increase in the Subordinated Deposit and Increase in the Additional Deposit (in each case if any);

          (iii) the Bank shall make a Payment to the Sellers, in accordance with Clause 5.3 (Payments and Transfers), to the credit of each of the relevant Seller's Accounts;

          (iv) the Bank shall repay to the Depositor the Additional Deposit and the Subordinated Deposit;

          (v) the Bank shall pay to the Sellers, out of its own resources, the compensation determined in accordance with Clause 7.2(c) (Advanced Transfers and Collection by the Bank); and

          (vi) the Bank shall credit to the Depositor's Account the aggregate amount of Collections allocated to the repayment of the Bank's Funding which the Bank does not actually apply on that Settlement Date to the repayment of the Bank's Funding ("Unapplied Collections"), where appropriate, in an amount determined in accordance with Clause
          8.2 (Allocation of Collections on Settlement Dates which are not Transfer Dates) or Clause 8.3 (Allocation of Collections on Settlement Dates which are Transfer Dates), as the case may be.

(b) The Depositor shall, subject to paragraph (d) below, be entitled to use freely the amount of Unapplied Collections between the Settlement Date on which they are paid to the Depositor in accordance with paragraph (a)(vi) above and the Maturity Date of the Associated Refinancing on which they are applied to the repayment of the Bank's Funding in accordance with Clause 16.4 (Repayment of the Bank's Funding).

(c) The Depositor shall pay to the Bank on the Maturity Date of each Associated Refinancing an amount equal to (i) the amount of Unapplied Collections paid to the Depositor in accordance with paragraph (a)(vi) above multiplied by (ii) the number of days between the Settlement


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         Date on which that payment is made and the Maturity Date of that
         Associated Refinancing multiplied by (c) the Refinancing Rate of that Associated Refinancing plus the Margin divided by 360. If the Depositor fails to pay all or part of such amount, the Bank shall be entitled to apply the Collections standing to the credit of the Bank's Account and corresponding to the Sellers' Share of Collections against any amount so unpaid up to the amount of the Residual Amount of the Reserve for Transfer Fee for the Tranche resulting from the portion of the Bank's Funding which is repaid on such Maturity Date.

(d) On any Business Day the Bank may require the Depositor to transfer all or part of the amount of the Unapplied Collections paid to the Depositor in accordance with paragraph (a)(vi) above (the "Advanced Transfer") to the Bank's Account on the following Business Date (the "Collections Transfer Date").

(e) If the Bank exercises its rights under paragraph (e) above, the Bank shall pay the Depositor a compensation calculated on the basis of the amount of the Advanced Transfer, at a rate of EONIA plus 0.25% per annum per day elapsed from (and including) the Collections Transfer Date to (and excluding) the Maturity Date of any Associated Refinancing when such Collections are applied to the repayment of the Bank's Funding in accordance with Clause 16.4 (Repayment of the Bank's Funding).

9.       DEEMED COLLECTIONS

9.1      Deemed Collections

(a)      If:

         (i) a Payment and/or a Transfer Document ceases to result in a perfect transfer of the Relevant Receivables concerned and all Related Security (in the case of negotiable instruments, to the extent required by Clause 14.10 (Promissory notes and negotiable instruments)) and Related Rights attached thereto;

         (ii) any representation and warranty in Clause 10 (Representations relating to Transferred Receivables) relating to any Transferred Receivable on any day would (if it were made or repeated on that day) not be true and accurate with respect to the receivables concerned (whether or not any such representation and warranty is in fact made or deemed to be repeated on that day);

         (iii) on an Assessment Date or Interim Assessment Date an outstanding Transferred Receivable, the amount of which was included within the aggregate amount of Eligible Transferred Receivables declared in an Assessment Report, then has a Maturity Date of more than 210 days and the immediately succeeding Settlement Date is not a Transfer Date;

         (iv) in an Assessment Report delivered in relation to a Transfer Date, the amount declared as being the aggregate amount of Eligible Transferred Receivables to be transferred on that Transfer Date is greater than the aggregate amount of Eligible Transferred Receivables actually transferred on that Transfer Date (such difference being the "Excess");

         (v) any Credit Note or Commercial Discount referred to in Clause 14.14(c) (Amendments to Sales Contracts and Sales Administration Guidelines) is issued or applies in relation to any Transferred Receivable or any Debtor makes payment in

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                  respect of any Transferred Receivable net of the amount of any anticipated Credit Note;

         (vi) any Sales Contract which gives rise to a Transferred Receivable is cancelled or terminated and the relevant goods have been billed but remained to be delivered by the Seller concerned on the termination date of such Sales Contract;

         (vii) any set-off is agreed by a Seller or arises by operation of law (including a Debtor exercising a right of set-off conferred on it by law) or as a result of a final court decision between debts owed by any Seller to any Debtor and the Transferred Receivables against such Debtor;

         (viii) any judicial or arbitration proceedings are commenced by a Debtor against a Seller in connection with the sale of the goods related to any Transferred Receivable, or the delivery or failure to deliver such goods, or the performance or the failure to perform by the Seller of any of its obligations to that Debtor in relation to the existence and/or the amount of a Transferred Receivable or a Transferred Receivable becomes irrecoverable by reason of the breach by a Seller of the relevant Sales Contract;

         (ix) any exchange fees or expenses are charged by a bank in connection with a payment made in any currency other than Euro in relation to a Transferred Receivable;

         (x) any Transferred Receivable has been cancelled, in whole or in part; or

         (xi) any conflict, claim or dispute arises resulting from the issue, remittance, delivery or endorsement of a negotiable instrument or promissory note (excluding, for the avoidance of doubt, a conflict, claim or dispute in relation to the Sales Contract to which such instrument or promissory note relates) and/or the notification by the Bank to a Debtor of a negotiable instrument or promissory note or the acceptance by a Debtor of a negotiable instrument or promissory note presented by the Bank, the Seller concerned shall be deemed to have received:

         (A) the amount of the receivables concerned in the case of paragraph (ii) above, or the amount of the Transferred Receivable in the case of paragraph (iii) above or the amount of the Excess (as appropriate); or

         (B) in each other case, the amount it would have collected if such event had not occurred,

         each such amount being a "Deemed Collection".

(b) Subject to Clause 9.2(a) the Seller concerned shall transfer, out of its own resources, the Euro Amount of Deemed Collections in the following manner:

         (i) in accordance with Clause 8.4(a)(i), if the Seller's Collection Mandate has not been terminated in relation to the Transferred Receivable to which the Deemed Collection relates; and; and

         (ii) if the Seller's Collection Mandate has been terminated in relation to the Transferred Receivable to which the Deemed Collection relates, the amount of such Deemed Collection shall be immediately on its occurrence credited to the Bank's Account.

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9.2      Transfers and Deemed Collections

(a) On each date on which the Euro Amount of a Deemed Collection is due from a Seller under Clause 9.1 (the "Due Date"), that Seller shall have the option, if the amount of that Deemed Collection is equal to the Outstanding Amount of the Transferred Receivable giving rise to the Deemed Collection, either to transfer the Euro Amount of the Deemed Collection to the Bank in accordance with Clause 9.1 or to direct the Bank to transfer the Transferred Receivable in relation to which the Deemed Collection has occurred to the Seller on the Due Date. If the Seller elects a transfer, on the Due Date:

         (i) the Seller shall notify the Bank of such election and simultaneously deliver to the Bank such documents or instruments (together the "Documents") for execution by the Bank as are necessary to effect the transfer to the Seller of such title ownership and rights in respect of the Transferred Receivable concerned and all Related Security and Related Rights attached thereto as the Bank originally acquired from the Seller pursuant to the Closing Documents;

         (ii) the Bank shall (subject to paragraph (b) below) execute the Documents; and

         (iii) the Seller shall pay out of its own resources and to the credit of the Bank's Account the Euro Amount of the Transferred Receivable concerned,

         following which, for the avoidance of doubt, the Seller shall have no liability to transfer the Euro Amount of the Deemed Collection to the Bank (unless for any reason the payment referred to in paragraph (iii) above is for any reason set aside or has to be returned by the Bank to the Seller or a liquidator of the Seller).

(b) The Documents shall contain only such provisions as are necessary to effect the transfer referred to in paragraph (a)(i) above (and not, for the avoidance of doubt, any representations, warranties, undertakings or indemnities on the part of the Bank). The Bank shall not be obliged to execute any Document that does not comply with this paragraph (b) and may make such amendments to the Documents as the Bank deems appropriate in order that the Documents do so comply. Further the Bank may (acting in good faith), before executing the Documents, require the Seller to deliver a certificate (substantially in the form of an Officer's Certificate, mutatis mutandis) signed by two of its officers.

(c) The reasonable cost incurred by the Bank in the execution and delivery of the Documents shall be borne exclusively by the Seller concerned.

9.3      Miscellaneous

(a) Should the Seller concerned fail to pay the Deemed Collections out of its own resources or fail to make any payment referred to in Clause 9.2(a)(iii), the Bank may automatically set-off (i) the amount due to the Depositor under the Subordinated Deposit and the Additional Deposit against (ii) the amount due to the Bank by reason of the Deemed Collections or the amount of such payment (as appropriate). As soon as practicable, the Bank shall notify the Seller concerned after exercise of its right of set-off.

(b) Any Deemed Collection shall remain outstanding until it has been paid in full by the Seller concerned either out of its own resources or by virtue of the operation of paragraph (a) above or by the Depositor.

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(c)      Where any event is a Deemed Collection under more than one paragraph of this Clause 9, the amount of that Deemed Collection shall only be counted once for the purposes of paragraphs this Clause and for the purpose of calculating the amount of Collections.

10.      REPRESENTATIONS RELATING TO TRANSFERRED RECEIVABLES

10.1     Introduction

         Each Seller makes the following representations and warranties to the Bank with respect to each receivable referred to in a Transfer Document delivered by such Seller to the Bank:

10.2     Relevant Receivables

         Each such receivable:

         (a) exists and is a Relevant Receivable and the information provided in respect of each such receivable in such Transfer Document and any related magnetic or electronic support is complete and accurate in all material respects; and

         (b) comprises, in the case of Transferred Receivables transferred by (i) Mattel France S.A., a claim against the relevant Debtor which is a creance certaine and (ii) Mattel GmbH, a claim against the relevant Debtor which is ascertained (bestimmter Geldbetrag).

10.3     Third party rights

         No such receivable:

         (a) is or has been the subject of any prior transfer or assignment, subrogation, delegation, attachment or seizure whatsoever (whether in whole or in part), nor of any security interest, lien or encumbrance whatsoever and there exists no impediment to its assignment or transfer in accordance with the Closing Documents;

         (b) is subject to any right of set-off, counterclaim, deduction or withholding whatsoever or subject to any valid Adverse Claims of any nature.

10.4     Title

         Each Seller has, from the time of its origination up to and including the relevant Transfer Date, full title to and ownership of each such receivable and any Related Security and Related Rights relating thereto.

10.5     Compliance with Sales Contracts and applicable laws

(a) Each Sales Contract under which any such receivable arises shall be the legal, valid binding and enforceable obligations of the Seller and the Debtor concerned and the relevant Debtor and the Seller are each in compliance with all of their respective obligations (except to the extent that any such obligation is of an immaterial and technical or administrative nature) under those Sale Contracts and all requirements of such Sales Contracts upon which payment by the Debtor may be dependent have been fulfilled in all respects.

(b) Each Seller is in compliance in all material respects with the provisions of all laws and regulations which apply to (i) each such receivable and any Related Security and Related

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         Rights relating thereto and (ii) the relevant Sales Contracts and all
         Authorisations necessary for the execution and performance of such Sale Contracts have been obtained and are in full force and effect.

10.6     Related Security

         All Related Security and Related Rights relating to any such receivable is legally binding and enforceable in accordance with its applicable terms.

10.7     Times for making representations and warranties

         The representations and warranties set out in this Clause 10 are made with respect to such receivable on the Transfer Date for that receivable.

11.      REPRESENTATIONS RELATING TO ELIGIBLE TRANSFERRED RECEIVABLES

         Each Seller represents and warrants to the Bank that all receivables comprising the aggregate amount of receivables stated by it in an Assessment Report to be Eligible Transferred Receivables, satisfy the criteria for Eligible Transferred Receivables set out in Part II of
         Schedule 2. The representation and warranty referred to in this Clause 11 shall be made by each Seller on the date of each Assessment Report delivered by it.

12.      GENERAL REPRESENTATIONS

12.1     Introduction

         Each Obligor makes the representations and warranties set out in this Clause 12 to the Bank.

12.2     Status

(a) It is a limited liability company duly incorporated and validly existing under the laws of its jurisdiction of incorporation; and

(b) it has the power to own the assets recorded on its balance sheet and carry on its business as it is being conducted.

12.3     Powers and authority

         It has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, the Closing Documents to which it is or will be a party and the transactions contemplated by those Closing Documents.

12.4     Legal validity

         Each Closing Document to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms subject, in the case of enforceability, to the Reservations.

12.5     Authorisations

         All Authorisations required in connection with the entry into by it, its performance, the validity and enforceability against it of, and the transactions contemplated by, the Closing

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         Documents to which it is a party have been obtained or effected (as appropriate) and are in full force and effect subject, in the case of enforceability, to the Reservations.

12.6     Pari passu ranking

         Its obligations under the Closing Documents to which it is a party rank and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (except for obligations which are mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation).

12.7     Taxes on payments

         All amounts of Transfer Fee, Commitment Fee and Collections payable by it under the Closing Documents may be made free and clear of and without deduction for or on account of any Tax (other than any applicable notarial fees) in France, Germany or the Netherlands.

12.8     Immunity

(a) The execution by it of each of the Closing Documents to which it is party constitutes, and its exercise of its rights and performance of its obligations under each such Closing Document will constitute, private and commercial acts done and performed for private and commercial purposes; and

(b) it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in the jurisdiction of its incorporation in relation to any Closing Document.

12.9     Non-conflict

         The entry into and performance by it of, and the transactions contemplated by, the Closing Documents to which it is a party do not and will not:

         (a) conflict in any material respect with any law or regulation or judicial or official order applicable to it (subject to the Reservation with respect to French Decree 96-1112 of 18th December, 1996 relating to out of court recovery); or

         (b)      conflict with its constitutional documents; or

         (c) conflict in any material respect with any document which is binding upon it or any of its assets.

12.10    No default

(a) No Event of Early Amortisation is outstanding in relation to it or could be reasonably expected to result from the performance of any transaction contemplated by this Agreement; and

(b) no other event is outstanding which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, would constitute) a default under any document which is binding on it or any of its assets to an extent or in a manner which could reasonably be expected to have a Material Adverse Effect.

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12.11    Litigation

(a) No litigation, arbitration or administrative proceedings are currently being taken against it or, to the best of its knowledge, pending or threatened, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(b) No proceedings of any nature are current or, to the best of its knowledge, pending or threatened, for its winding-up or dissolution of, or in respect of any insolvency proceeding of any nature relating to it.

12.12    Accounts

         Its accounts (consolidated if delivered and audited in the case of each Seller) and the audited consolidated accounts of the Parent, most recently delivered to the Bank (which at the date of this Agreement are the Original Accounts):

         (a) have been prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of incorporation of the Obligor to which such accounts relate or in accordance with U.S. GAAP in the case of the Parent's accounts and any consolidated accounts relating to an Obligor, consistently applied; and

         (b) fairly represent its financial condition (consolidated if appropriate) or, as the case may be, the Parent's consolidated financial condition as at the date to which they were drawn up,

         and there has been no change in its financial condition (consolidated if appropriate) or, as the case may be, the Parent's consolidated financial condition since the date to which those accounts were drawn up which could reasonably be expected to have a Material Adverse Effect.

12.13    Information

         All factual information provided by it in writing to the Bank in connection with the Closing Documents is true and accurate in all material respects and not misleading in any material respect.

12.14    Compliance with laws

         It carries on its business in all material respects in accordance with all applicable laws and regulations (including, without limitation, those relating to the environment) where failure to do so could reasonably be expected to have a Material Adverse Effect.

12.15    Jurisdiction/governing law

(a)      Its:

         (i) irrevocable submission under Clause 34.1 (Jurisdiction) to the jurisdiction of the courts of Amsterdam;

         (ii) agreement that this Agreement is governed by the laws of the Netherlands; and

         (iii) agreement not to claim any immunity to which it or its assets may be entitled,

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         are legal, valid and binding under the laws of the jurisdiction of its incorporation subject to the Reservations.

(b) Any judgement obtained in the Netherlands in legal proceedings based on or in connection with the Closing Documents will be recognised and enforced by the courts of the jurisdiction of its incorporation without re-examination or re-litigation of the matter thereby adjudicated (subject to the provisions of the Brussels Convention on jurisdiction and enforcement of judgements in civil and commercial matters, 1968).

12.16    Ownership

(a) The Parent owns and controls (whether directly or indirectly) the entirety (other than any minority holdings of share capital or voting rights by directors of any Obligor as required by applicable law) of the issued and paid up share capital and voting rights of each Obligor.

(b)      The Depositor is a Controlling Owner of the Sellers.

12.17    Times for making representations and warranties

         The representations and warranties set out in this Clause 12:

         (a)      are made on the date of this Agreement; and

         (b) (with the exception of Clause 12.7 (Taxes on payments)) are deemed to be repeated by each Obligor on each Transfer Date with reference to the facts and circumstances then existing.

13.      INFORMATION UNDERTAKINGS

13.1     Duration

         The undertakings in this Clause 13.1 shall remain in force from the date of this Agreement until the Agreement Expiry Date.

13.2     Financial information

(a) Each Obligor shall supply to the Bank as soon as the same are available (and in any event within 120 days (in the case of Mattel France S.A. and the Depositor) or 180 days (in the case of Mattel GmbH) of the end of each of its financial years) its accounts (consolidated if prepared and audited in the case of each Seller) for that financial year together with the report of its board of directors and auditors (in each case if any) relating thereto and an extract of the minutes of the annual general meeting approving the accounts.

(b) The Depositor shall supply to the Bank as soon as the same are available (and in any event within 120 days of the end of each of the Parent's financial years) the audited consolidated accounts of the Parent for that financial year together with the report of its board of directors and auditors (in each case if any) relating thereto.

(c) Each Obligor shall ensure that each set of accounts delivered by it pursuant to paragraph (a) above:

         (i) is prepared in accordance with accounting principles and practices generally accepted in the jurisdiction of incorporation of the Obligor to which such accounts relate or in

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            accordance with U.S. GAAP in the case of any consolidated accounts relating to an Obligor, and (as appropriate) on the same basis as was used in the preparation of its Original Accounts;

     (ii) shall give a true and fair view of the financial condition of the Obligor as at the end of the period to which those accounts relate and of the results of its operations during that period; and

     (iii)  is (in the case of each Seller's accounts referred to in paragraph
            (a)(i) above) audited by an internationally recognised independent qualified firm of auditors.

(d) Together with each set of accounts referred to in paragraph (a) above, the Seller shall deliver to the Bank an Auditors' Certificate and the Depositor shall deliver to the Bank an Officer's Certificate.

13.3 Information - miscellaneous

(a)  Each Obligor shall supply to the Bank:

     (i) all documents despatched by it to (A) its shareholders (or any class of them) concerning the convening of, agendas for and resolutions to be considered at shareholders meetings or involving or containing reports or information relating to its affairs and activities, or
            (B) by it to its creditors generally (or any class of them) at the same time as they are despatched;

     (ii) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

     (iii) within a reasonable period of time following request therefor, any other information, documents and records in its possession, custody or control as the Bank may at any time reasonably request regarding its financial condition, operations or Relevant Receivables or which in the Bank's opinion (acting in good faith) will enable the Bank to verify the fulfilment by any Seller of its obligations under this Agreement with regard to the recovery of sums due under the Transferred Receivables.

(b)  Each Seller shall:

     (i) keep the Bank fully informed of the existence and material progress of any legal or arbitration proceedings relating to Transferred Receivables (including, without limitation for the purpose of recovering sums due under that Transferred Receivable), in respect of an amount of (Euro)1,000,000 or more (or the equivalent in other currencies);

     (ii) promptly upon becoming aware of the same, notify the Bank of any other event (including the loss or disappearance of any security interest or claim) which shall prejudice the payment of any sum in excess of (Euro) 1,000,000 (or the equivalent in other currencies) in respect of a Transferred Receivable;

     (iii) promptly (and to the fullest extent it is aware of the same) inform the Bank of all Related Security and Related Rights relating to each Transferred Receivable transferred by it and to co-operate with the Bank if and when the same are exercised; and

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     (iv)   without prejudice to Clause 14.14 (Amendments to Sales Contracts and
            Sales Administration Guidelines) give prior notification to the Bank of any proposed change to its Sale Administration Guidelines.

13.4 Notification of Amortisation Events and compliance certificates

(a) Each Obligor shall notify the Bank of any Amortisation Event (and the steps, if any, being taken to remedy it) promptly upon becoming aware of the same.

(b)  Each Obligor shall supply to the Bank:

     (i) together with its accounts under Clause 13.2(a) (Financial information); and

     (ii) promptly at any other time, if the Bank (acting in good faith) so requests,

     a certificate signed by two of its senior officers on its behalf certifying that no Amortisation Event relating to it is outstanding, or, if an Amortisation Event relating to it is outstanding, specifying the Amortisation Event and the steps, if any, being taken to remedy it.

13.5 Information relating to Transferred Receivables

(a)  Each Seller shall:

     (i) preserve all contractual documentation (including Sales Contracts and invoices) and the computer information underlying each Transferred Receivable and any Related Security and Related Rights;

     (ii) maintain full and proper accounts and records, showing clearly all transactions, payments and proceedings relating to each Transferred Receivable transferred by it since the date of its origination;

     (iii) ensure that all such contractual documentation, computer information, accounts and records referred to in paragraphs (i) and
            (ii) above are up-to-date;

     (iv) maintain an up to date list of the Transferred Receivables transferred by it under this Agreement on a form of electronic support (including material support) detailing the identity of the relevant Debtors, their addresses, the reference number of the relevant invoices, their invoice date and the maturity, currency and the face value of the receivables;

     (v) deliver to the Bank promptly on its request (provided such request is made within normal business hours) copies of (or, if the Bank so requests, allow the Bank or any person appointed by the Bank, during normal business hours, to have access to and to take copies of) the contractual documentation, computer information and supporting documentation referred to in paragraphs (i) and (ii) above.

(b) Each Seller shall ensure that its accounts and records permit the identification of which of its receivables are Transferred Receivables.

(c) Any costs incurred by the Sellers in connection with the entry into Transfer Documents, the preparation and maintenance of the support and the compliance with paragraph (a) above

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     shall be borne exclusively by the Sellers and neither the Bank nor any person appointed by it shall be under any obligation to reimburse any Seller in respect of such costs.

13.6 Assessment Reports

(a) So long as its Collection Mandate has not been terminated by the Bank in accordance with Clause 6.3 (Termination of Collection Mandates and Notices of Transfer), each Seller shall transmit to the Bank before 11.00 a.m. on each Information Date (or as soon as practicable in the case of an Interim Assessment Date) an Assessment Report relating to the month ending on the immediately preceding Assessment Date or Interim Assessment Date (as appropriate).

(b)  Each Seller shall procure that each Assessment Report delivered by it:

     (i) identifies each Debtor which, as at the Assessment Date or Interim Assessment Date to which the Assessment Report relates, has outstanding against it:

            (A) in the case of Mattel France S.A. (1) Delinquent Receivables exceeding (Euro)2,000,000 (or the equivalent in other currencies), or (2) Defaulted Receivables exceeding
                 (Euro)1,000,000 (or the equivalent in other currencies); and

            (B)  in the case of Mattel GmbH (1) Delinquent Receivables exceeding
                 (Euro)1,000,000 (or the equivalent in other currencies), or (2) Defaulted Receivables exceeding (Euro)500,000 (or the equivalent in other currencies); and

     (ii) does not contain misleading or inaccurate information (excluding any de-minimis errors).

13.7 Audit

     Each Seller shall, upon the Bank's reasonable request, arrange, at the Seller's cost, for an audit of the Relevant Receivables originated by it and the collection procedures applying in relation to such Relevant Receivables (provided that the Bank may not make such a request more than once in any period of 12 months).

14.  GENERAL UNDERTAKINGS

14.1 Duration

     The undertakings in this Clause 14.1 shall remain in force from the date of this Agreement until the Agreement Expiry Date.

14.2 Authorisations

     Subject to the Reservation with respect to French Decree 96-1112 of 18th December, 1996 relating to out of court recovery, each Obligor shall promptly:

     (a)    obtain, maintain and comply with the terms of; and

     (b)    provide certified copies to the Bank of,

     any authorisation required under any law or regulation to enable it to perform any of its obligations under the Closing Documents to which it is a party, or for the validity or enforceability of, any Closing Document.

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14.3 Pari passu ranking

     Each Obligor shall procure that its obligations under the Closing Document do and will rank at least pari passu with all its other present and future unsecured and unsubordinated obligations (except for obligations which are mandatorily preferred by law applying to companies generally in the jurisdiction of its incorporation).

14.4 Insurance

     Each Obligor shall insure its assets with insurance companies to such an extent and against such risks as companies engaged in a similar business as that Obligor normally insure and each Seller shall comply with any material requirements as to insurance in place (if any) arising out of its capacity as collection agent for the Bank in respect of the Transferred Receivables (provided that this Clause 14.4 shall not have the effect of obliging any Obligor to take out and maintain any insurance policy relating to operational loss).

14.5 Maintenance of status

     Each Obligor shall:

     (a) do all such things as are necessary to maintain its corporate existence; and

     (b) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all applicable jurisdictions.

14.6 Compliance with laws

     Each Obligor shall comply in all respects with all laws to which it is subject where failure to do so has, or could reasonably be expected to have, a Material Adverse Effect.

14.7 Transfer Documents and magnetic or electronic supports

     Each Seller shall procure that all information and particulars relating to Transferred Receivables appearing in each Transfer Document and each magnetic or electronic support relating to any Transfer Document delivered by it is accurate and complete in all material respects and does not omit any information and particulars which would result in any Transfer Document or supports related thereto being misleading in any material respect (and shall promptly notify the Bank upon it becoming aware that this is not in any instance the case).

14.8 Collection and recovery

(a) Each Seller shall act in the recovery of the sums due under the Transferred Receivables transferred by it as would a prudent and informed businessman, and be no less diligent than it would have been in recovering sums due under Transferred Receivables if it had not transferred such receivables to the Bank.

(b)  Without prejudice to paragraph (a) above, each Seller shall:

     (i) apply to the recovery of sums due under Transferred Receivables transferred by it collection and recovery procedures that comply with all applicable laws and regulations and the relevant Sales Contracts and the Sales Administration Guidelines (except to the extent that the relevant provisions or elements of such Sales Contracts

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             or Sales Administration Guidelines are of an immaterial and technical or administrative nature);

      (ii) take all steps as are within its power as may be required to ensure that all Related Security and Related Rights relating to Transferred Receivables transferred by it remain in force and are exercised in a timely fashion;

      (iii) take all reasonable steps as are within its power to oppose any claim challenging the existence, validity, amount or maturity of any Transferred Receivables transferred by it or any Related Security or Related Rights;

      (iv) take such steps as are within its power (including, without limitation, legal or arbitration proceedings) as may reasonably be requested by the Bank or considered necessary or appropriate for the recovery of sums due under the Transferred Receivables transferred by it and any Related Security or Related Rights (including, without limitation, taking action against Credit Insurers); and

      (v) take all reasonable steps promptly to cause any attachment, seizure or any other enforcement measure levied or applied for against any Seller's Account or any Transferred Receivable to be released or withdrawn to the satisfaction of the Bank.

(c) The Depositor shall take all reasonable steps promptly to cause any attachment, seizure or any other enforcement measure levied or applied for against the Depositor's Account to be released or withdrawn to the satisfaction of the Bank.

14.9  Taxes

      Each Seller shall collect and pay within any applicable time limit all applicable Taxes (other than Excluded Tax) in relation to the Transferred Receivables transferred by it and the Closing Documents as are required to be collected and paid by each Seller by applicable law.

14.10 Promissory notes and negotiable instruments

      Where a Relevant Receivable is evidenced by a negotiable instrument, no Seller shall endorse, deliver, release or negotiate that instrument to, or in favour of, any person other than the Bank (and each Seller concerned shall endorse, deliver, release or negotiate any such negotiable instrument to or in favour of the Bank promptly upon the Bank's request on a non recourse basis either (a) if to do so is necessary to confer title to the Relevant Receivable on the Bank or (b) following the termination of that Seller's Collection Mandate relating to that Relevant Receivable in accordance with Clause 6.3 (Termination of Collection Mandates and Notices of Transfer)).

14.11 Subsequent transfers

      No Seller shall enter into any subsequent assignment or transfer or subrogation of any description (or purport or agree to do so) of any Transferred Receivable or any Related Security or Related Rights or grant any security interest over or in relation to any Transferred Receivable or act in any way that might result in an Adverse Claim being made in respect of any Transferred Receivable.

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14.12 Rating Agencies

(a) Subject to paragraph (b) below, each Obligor shall promptly comply with the requirements of the Rating Agencies (as notified by the Bank to the Obligors) with regard to the Relevant Receivables and the Closing Documents (including, without limitation, any requirements of the Rating Agencies relating to amendments to the Closing Documents or the provision of further information relating to the Obligors or legal opinions).

(b) If any Obligor does not agree to any requirements of the Rating Agencies referred to in paragraph (a) above, the Sellers may (without premium or penalty and without obligation to indemnify the Bank for any costs or losses arising on such cancellation other than in respect of breakage costs under Clause 23.1 (Breakage costs), if any, but without prejudice to the Obligors continuing obligations under the Closing Documents with respect to Transferred Receivables) cancel the Maximum Amount of the Bank's Funding forthwith by notice to the Bank (and such cancellation shall take effect on the first Information Date after such notice is given). Any notice of cancellation under this Clause 14.12 shall be irrevocable and no amount of the Maximum Amount of the Bank's Funding cancelled under this Clause 14.12 shall be reinstated.

14.13 Further assurances

      Each Obligor shall, at its own expense, take whatever action the Bank may reasonably require to facilitate or effect the transfer of Relevant Receivables and Related Security and Related Rights pursuant to this Agreement and any Transfer Document, including the execution of any transfer, conveyance, assignment or assurance and the giving of any notice, order or direction and the making of any registration, which the Bank may, in its reasonable opinion, think necessary (including, without limitation, the endorsement of any negotiable instruments relating to Relevant Receivables to or in favour of the Bank or the delivery of any such negotiable instruments to the Bank, in each case to the fullest extent practicable and permitted by applicable law).

14.14 Amendments to Sales Contracts and Sales Administration Guidelines

(a)   No Seller shall:

      (i) subject to paragraphs (b) and (c), below make, or agree to make, any amendment or waiver to any Sales Contract which would have the effect of:

            (A) reducing the amount, place of payment or the originally applicable Maturity Date of any Transferred Receivable (other than to remedy a technical error so as to ensure compliance with the Sales Administration Guidelines);

            (B) waiving, impairing, invalidating or reducing the Related Security or Related Rights attached to any Transferred Receivable;

            (C) changing the governing law of the Sales Contract or introducing a restriction or prohibition on the transfers of Relevant Receivables contemplated by the Closing Documents; or

            (D) adversely affecting the collectability of any Transferred Receivable or the ability of the Seller concerned to perform any of its obligations, or the rights of the Bank, under the Closing Documents; or

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      (ii)   make any material change to the Sale Administration Guidelines
             (including, without limitation, the collection procedures in operation thereunder at the date of this Agreement).

(b) A Seller may in the context of Insolvency Proceedings relating to a Debtor, participate in, make proposals for, or agree to the terms of, a voluntary rescheduling of that Debtor's indebtedness (and may make proposals for that purpose) provided that:

      (i) its Collection Mandate with respect to Transferred Receivables owing by that Debtor has not been terminated by the Bank;

      (ii)   the Seller at all times complies with its obligations under Clause
             14.8 (Collection and recovery) with respect to its involvement in such rescheduling;

      (iii) the Seller keeps the Bank fully informed of the progress of such rescheduling; and

      (iv) if the aggregate amount of the Transferred Receivables subject to such rescheduling exceeds (euro) 5,000,000 (or its equivalent in other currencies), the Seller shall act in accordance with the Bank's instructions with respect to such rescheduling and shall not enter into any agreement with in relation thereto without the prior consent of the Bank, and such consent shall be deemed to have been given if not expressly refused by the Bank within five Business Days of the Seller's request.

(c) Each Seller may issue Credit Notes or grant Commercial Discounts in accordance with its Sales Administration Guidelines in relation to any Transferred Receivable with respect to which its Collection Mandate has not been terminated, provided that, for the avoidance of doubt, any such Credit Note or Commercial Discount shall be a Deemed Collection.

14.15 Performance of Sales Contracts and related matters

(a) Each Seller shall comply with its contractual obligations (except to the extent that the relevant obligations are of an immaterial and technical or administrative nature) under:

      (i) the Sales Contracts under which any Transferred Receivables is outstanding and shall in no event act in such a way that any Debtor is able to raise any valid set-off, counterclaim, deduction or withholding of any nature whatsoever or any valid defence that it is not obliged to make payment in full in cash in respect of any Transferred Receivable to the Bank on the originally applicable Maturity Date; and

      (ii) any applicable Credit Insurance Policy (if any) such that no insurance company is able to raise any claim or defence, set-off, counterclaim, deduction or withholding of any nature whatsoever that it is not obliged to make payment in full in cash under any such insurance policy.

(b) No Seller shall use any Seller's Account for any purpose other than those provided for in the Closing Documents.

(c) No Seller shall use software for the management of Transferred Receivables unless the software user license allows it to be used for the management of assets which are no longer owned by that Seller.

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14.16    Conduct of business

         No Seller shall conduct its business in a way that could reasonably be expected to materially adversely affect the collectability of the Transferred Receivables or otherwise have a Material Adverse Effect.

14.17    Accounts

(a) No Obligor shall create or allow to subsist any security interest or encumbrance on or over its Seller's Account (in the case of the Sellers) or the Depositor's Account (in the case of the Depositor).

(b) Each Obligor shall operate its Seller's Account (in the case of the Sellers) or the Depositor's Account (in the case of the Depositor) exclusively for the purpose of the Closing Documents or any agreement relating thereto.

14.18    Change of business

         Except with the prior written consent of the Bank (which consent shall not be unreasonably withheld or delayed) neither of the Sellers shall engage in any material line of business which is substantially different from the lines of business carried on by such Seller at the date of this Agreement.

14.19    Mergers and disposals

(a)      Except with the prior written consent of the Bank:

         (i) no Seller shall enter into any merger or demerger; provided, however, that without the Bank's consent a Seller may enter into any of the following transactions on a solvent basis with a Mattel Wholly-Owned Subsidiary:

                  (A)      a merger in which the Seller is the surviving entity;
                           or

                  (B) a partial contribution to the Seller of assets from another Mattel Wholly-Owned Subsidiary, whereby assets and liabilities comprising part of the business of such Mattel Wholly-Owned Subsidiary are transferred to the Seller in exchange for shares of the Seller, provided further, in this case, that the Depositor remains the Controlling Owner of the Seller, and provided further that:

                  (1)      the Bank is given prior notice of the transaction;

                  (2) the Rating Agencies have confirmed that they have no objection to the transaction or any requirement of any Rating Agency with respect to such transaction has been fulfilled; and

                  (3) the transaction does not have, and could not reasonably be expected to have, a Material Adverse Effect;

         (ii) no Seller shall, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, transfer, grant, lease or

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                  otherwise dispose of a material portion of its assets, if to do so has, or could reasonably be expected to have, a Material Adverse Effect;

         (iii) the Depositor shall not enter into any merger or demerger; provided, however, that without the Bank's consent the Depositor shall be permitted to enter into any of the following transactions on a solvent basis with a Mattel Wholly-Owned Subsidiary:

                  (A) a merger in which the surviving entity is the Depositor;

                  (B) a partial contribution to the Depositor of assets from another Mattel Wholly-Owned Subsidiary, whereby assets and liabilities comprising part of the business of such Mattel Wholly-Owned Subsidiary are transferred to the Depositor in exchange for shares of the Depositor; or

                  (C) a merger in which the Depositor merges with and into another Mattel Wholly-Owned Subsidiary (other than the Sellers), with such Mattel Wholly-Owned Subsidiary as the surviving entity, provided that all of the following conditions are met:

                           (1)      the Depositor will cease to exist; and

                           (2) the surviving entity will, by operation of law, acquire all rights and assume all obligations of the Depositor under the Closing Documents; and

                           (3) the surviving entity will be a company duly incorporated and validly existing under the laws of the Netherlands; and

                           (4) the surviving entity will be the Controlling Owner of the Sellers; and

                           (5) the Bank first receives legal opinions in form reasonably satisfactory to the Bank and the Rating Agencies (if necessary) as to conditions (1) to (3) (inclusive) above, and a certificate from an authorised signatory of the Parent and/or the surviving entity reasonably satisfactory to the Bank as to condition (4) above, and provided further that (in the case of (A), (B) and (C) above):

                  (I)      the Bank is given prior notice of the transaction;

                  (II) the Rating Agencies have confirmed that they have no objection to the transaction or any requirement of any Rating Agency with respect to such transaction has been fulfilled; and

                  (III) the transaction does not have, and could not reasonably be expected to have, a Material Adverse Effect; and

         (iv) the Depositor shall not, in a single transaction or in a series of transactions, whether related or not and whether voluntary or involuntary, sell, transfer, grant, lease or otherwise dispose of a material portion of its assets; provided, however, that without the Bank's consent the Depositor may, on a solvent basis, (A) transfer its legal relationship (rechtsverhouding) with the Sellers and the Bank under the Closing Documents, being all of the rights and obligations of the Depositor, to a Mattel

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                  Wholly-Owned Subsidiary or (B) transfer all of its assets and liabilities to a Mattel Wholly-Owned Subsidiary (an activa/passiva transactie), if in the case of either (A) or
                  (B) all of the following conditions are met:

                  (1) the transferee will, as a result of the transfer, acquire all rights and assume all obligations of the Depositor under the Closing Documents (upon which references in the Closing Documents to the Depositor shall refer to the transferee); and

                  (2) the transferee will be a company duly incorporated and validly existing under the laws of the Netherlands; and

                  (3) the transferee will, upon completion of the transfer and any related transactions, be the Controlling Owner of the Sellers; and

                  (4) the Bank first receives legal opinions in form reasonably satisfactory to the Bank and the Rating Agencies (if necessary) as to conditions (1) and (2) above, and a certificate of the Parent and/or the surviving entity reasonably satisfactory to the Bank as to condition (3) above, and provided further that

                  (I)      the Bank is given prior notice of the transaction;

                  (II) the Rating Agencies have confirmed that they have no objection to the transaction or any requirement of any Rating Agency with respect to such transaction has been fulfilled; and

                  (III) the transaction does not have, and could not reasonably be expected to have, a Material Adverse Effect.

(b)      The Bank agrees:

         (i) to consider in good faith any request by an Obligor to enter into a transaction which is prohibited by this clause; and

         (ii) in accordance with Article 6:159 of the Netherlands Civil Code, to cooperate in advance with the Depositor and the Sellers with regard to any transaction referred to in this Clause 14.19 for which the Bank's consent is not required.

(c) In this Clause 14.19, the expression "on a solvent basis" in relation to a transaction means that no company involved in that transaction is in Insolvency Proceedings at the time that transaction is to take place.

(d) The Depositor (or its permitted successor or transferee) shall pay the reasonable costs and expenses of the Bank, including but not limited to the Bank's reasonable attorneys' fees, in connection with any of the following:

         (i)      review by the Bank of any transaction pursuant to this Clause
                  14.19 as to which the Bank's consent is sought;

         (ii) review by the Bank of the opinion and the certificate mentioned in Clause 14.19(a)(iii)(C)(5) and Clause 14.19(a)(iv)(4) above;

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         (iii)    the cooperation of the Bank pursuant to Clause 14.19(b); or

         (iv) any re-evaluation by the Rating Agencies due to any transaction pursuant to this Clause 14.19.

15.      Events of Early Amortisation

15.1     Events of Early Amortisation

         Each of the events set out in this Clause 15 is an Event of Early Amortisation (whether or not caused by any reason whatsoever outside the control of any Obligor or any other person).

15.2     Non-payment

         An Obligor does not pay on the due date (or within two Business Days of the due date where the failure to pay is for administrative or technical reasons) any amount payable by it under the Closing Documents at the place at, and in the currency in, which it is expressed to be payable.

15.3     Breach of other obligations

         An Obligor does not comply with any provision of the Closing Documents (other than those referred to in Clause 15.2 (Non-payment) and the failure to comply, if it is (in the reasonable opinion of the Bank) capable of remedy, continues for seven Business Days after the date of its occurrence.

15.4     Misrepresentation

(a) A representation, warranty or statement made or repeated in or in connection with any Closing Document or in any document delivered by or on behalf of any Obligor under or in connection with any Closing Document is incorrect in any material respect when made or deemed to be made or repeated and, if the facts or circumstances giving rise to the representation, warranty or statement being made or repeated incorrectly are (in the reasonable opinion of the Bank) capable of remedy or negation, such facts or circumstances are not remedied or negated within seven Business Days of the making or repetition of the representation, warranty or statement concerned.

(b) Without prejudice to paragraph (a) above), any Obligor delivers to the Bank any document containing information concerning the Transferred Receivables which is inaccurate, misleading or incomplete in any material respect and, if the inaccuracy, misleading nature or incompleteness of the information concerned is (in the reasonable opinion of the Bank) capable of being remedied, it is not remedied within seven Business Days of the earlier of the date on which the Obligor concerned becomes aware of such matter and the date on which the Bank gives notice thereof to the Obligor concerned.

15.5     Cross-default

(a) Any Financial Indebtedness of the Depositor at any time exceeding in aggregate U.S.$15,000,000 (or the equivalent in other currencies) in outstanding principal amount (i) is declared currently due and payable as a result of the occurrence and continuance of an event of default (howsoever described) with respect to that Financial Indebtedness, or
         (ii) is not paid

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         when due under the terms of the credit documentation relating to such
         Financial Indebtedness; or

(b) any Financial Indebtedness of the Sellers (or either of them) at any time exceeding in aggregate U.S.$5,000,000 (or the equivalent in other currencies) in outstanding principal amount (i) is declared currently due and payable as a result of the occurrence and continuance of an event of default (howsoever described) with respect to that Financial Indebtedness, or (ii) is not paid when due under the terms of the credit documentation relating to such Financial Indebtedness.

15.6     Insolvency

(a) Any member of the Relevant Group is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

(b) any member of the Relevant Group suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness; or

(c) any member of the Relevant Group, by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

15.7     Insolvency proceedings

(a) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any member of the Relevant Group; or

(b) a meeting of any member of the Relevant Group is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed; or

(c) any person presents a petition for the winding-up or for the administration of any member of the Relevant Group; or

(d) an order for the winding-up or administration of any member of the Relevant Group is made; or

(e) any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up or dissolution of any member of the Relevant Group or any other insolvency proceedings involving any member of the Relevant Group.

15.8     Appointment of receivers and managers

(a) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any member of the Relevant Group or any part of its assets; or

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(b)      the directors of any member of the Relevant Group requests the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like; or

(c) any other steps are taken to enforce any security interest or encumbrance over any part of the assets of any member of the Relevant Group.

15.9     Creditors' process / final judgement

(a)      Any attachment, sequestration, distress or execution affects:

         (i)      any Seller's Account or the Depositor's Account; or

         (ii) any other material asset of a member of the Relevant Group and is not discharged within 14 days;

(b)      a final, non appealable judgment or court order for the payment of
         (euro)5,000,000 or more (or the equivalent in other currencies) is made against any member of the Relevant Group and continues unsatisfied for a period of 45 days after the date for payment set forth in the judgment or order.

15.10    Analogous proceedings

         There occurs, in relation to a member of the Relevant Group, any event anywhere which, in the reasonable opinion of the Bank, appears to be analogous to any of those mentioned in Clauses 15.6 (Insolvency) to
         15.9 (Creditors' process) (inclusive).

15.11    The Parent

(a) (i) A court having jurisdiction in respect of the Parent shall enter a decree or order for relief in respect of the Parent in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed, (ii) any other similar relief shall be granted in respect of the Parent under any applicable federal or state or applicable foreign law, (iii) a petition for an involuntary case is filed against the Parent under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (iv) a decree or order is made by a court having jurisdiction in respect of the Parent for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers in respect of the Parent, or in respect of all or substantially all of its property, or (v) an interim receiver, trustee or other custodian is appointed in respect of the Parent for all or substantially all of the property of the Parent shall be appointed involuntarily, and any such events referred to in (ii) to (v) continue for 45 days unless dismissed, bonded or discharged.

(b) (i) An order for relief is entered with respect to the Parent or the Parent commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Parent consents to (A) the entry of an order for relief in respect of the Parent in any involuntary case, or (B) the conversion of an involuntary case in respect of the Parent to a voluntary case, under any such law, or (C) the appointment of a receiver, liquidator, sequestrator, trustee or other custodian for all or substantially all of its property or the taking of possession by any such officer of all or substantially all of its property, (iii) the Parent makes any assignment for the benefit of its creditors, (iv) the Parent fails or is unable, or admits in writing that it is unable, generally to pay its debts as such debts become due, or

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         (v) the Board of Directors of the Parent adopts any resolution or otherwise takes action to approve any of the foregoing.

(c) Any Financial Indebtedness of the Parent in excess of U.S.$25,000,000 (or the equivalent in other currencies) in outstanding principal amount
         (i) is declared currently due and payable as a result of the occurrence and continuance of an event of default under or in respect of such Financial Indebtedness, or (ii) is not paid when due under the terms of the credit documentation relating to such Financial Indebtedness.

15.12    Unlawfulness and invalidity

(a) It is or becomes unlawful for any Obligor to perform any of its material obligations under the Closing Documents (other than the Transfer Documents) or any of its obligations under the Transfer Documents, in each case to which it is party.

(b) Any Closing Document (other than a Transfer Document) is not valid, enforceable or effective or is alleged by any Obligor to be invalid, unenforceable or ineffective for any reason or to any material extent or any Transfer Document is not valid, enforceable or effective or is alleged by any Obligor to be invalid, unenforceable or ineffective for any reason or to any extent.

15.13    Cessation of business

         Any Obligor or the Parent ceases, or states in writing its intention to cease, to carry on all or a substantial part of its business.

15.14    Transfer Documents

         Any Transfer Document does not operate so as to transfer to and vest in the Bank (without notice of the transfer being given to the relevant Debtor) full title and ownership to and of the receivables referred to therein together all Related Security and Related Rights relating thereto (including, without limitation, the right to receive any default interest for late payment) free and clear of any security interest, third party or other Adverse Claim whatsoever and, to the extent that such breach is capable of remedy, such breach is not remedied within a period of five Business Days following the date of the Transfer Document.

15.15    Program parameters

(a) On any Assessment Date the three-month rolling average of the Delinquency Rate exceeds (i) from 1st August to 31st December in any year (both dates inclusive), 3 per cent., and (ii) at any other time, 5 per cent., or the three month rolling average of the Default Rate exceeds 8.25 per cent., or the three month rolling average of the Dilution Rate exceeds (i) from 1st July to 31st December in any year (both dates inclusive) 4.5 per cent., and (ii) at any other time, 7 per cent.

(b) On any Settlement Date which is not a Transfer Date, the amount of the Bank's Funding plus the amount of the Subordinated Deposit is greater than the Relevant Percentage multiplied by the Net Pool Balance.

(c) On any Settlement Date which is not a Transfer Date the ratio expressed as a percentage between (i) the Subordinated Deposit and (ii) the sum of the Bank's Funding and the Subordinated Deposit is less than the Rate of Overcollateralisation.

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15.16    Material adverse change

         Any event or series of events occurs which, in the reasonable opinion of the Bank (acting in good faith), has or could reasonably be expected to have a Material Adverse Effect.

15.17    Termination

(a) Subject to paragraph (c) below, following the occurrence of an Event of Early Amortisation (with regard to any Obligor) and whilst the same is continuing, the Bank may send a termination notice to the Obligors (through the Depositor) (the "Termination Notice").

(b) On the date of the Termination Notice the Commitment of the Bank will be terminated (and the Bank may otherwise exercise all its rights under the Closing Documents or under applicable law). Following the giving of a Termination Notice, any Transfer Fee and principal amount in respect of any Tranche will be repaid respectively on the applicable Transfer Fee Payment Date and the Maturity Date of the Associated Refinancing related to such Tranche, in accordance with Clause 16.4 (Repayment of the Bank's Funding) and Clause 8 (Settlement and Payments) and provided that in the event that a Shortfall (as defined in Clause16.4) exists, the amount of such Shortfall shall only be refinanced by an Associated Refinancing based on the EURIBOR Plus Rate for one month EURIBOR or Interim EONIA Rate.

(c) Where any event referred to in Clause 15.3 (Breach of other obligations), Clause 15.4 (Misrepresentation) or Clause 15.14 (Transfer Documents) also constitutes a Deemed Collection, such event shall not constitute an Event of Early Amortisation (provided that this paragraph shall cease to apply in relation to any Deemed Collection of the type referred to in this paragraph occurring during any Collection Period if the aggregate Euro Amount of all Deemed Collections of such type occurring in that Collection Period exceeds (Euro)3,000,000 (or the equivalent in other currencies)).

16.      THE BANK'S FUNDING

16.1     Funding Payments

         Subject to the provisions of this Agreement, the Bank agrees to make Payments funded:

         (a)   by the Deposits; and

         (b) out of the Bank's own resources (provided that the amount of the Bank's Funding shall at no time exceed the then applicable Maximum Amount of the Bank's Funding).

16.2     Amount of the Bank's Funding on each Initial Transfer Date

         (a) Subject to Clause 16.1, on each Initial Transfer Date, the amount of the Bank's Funding shall be equal to the lower of:

               (i) the Relevant Percentage multiplied by the Net Pool Balance taking into account Relevant Receivables to be transferred to the Bank on that Transfer Date, less the amount of the Subordinated Deposit calculated on such date; and

               (ii) the then applicable Maximum Amount of the Bank's Funding.

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(b)  Following the making of a Payment on an Initial Transfer Date, the then amount of the Bank's Funding shall constitute a new and separate Tranche.

16.3 Increase in the Bank's Funding

(a) Subject to Clause 16.1, on each Transfer Date which is not an Initial Transfer Date, the Bank's Funding shall be increased (the "Increase") by an amount equal to:

     (i) the Relevant Percentage multiplied by the Net Pool Balance, calculated taking into account the Relevant Receivables to be transferred on that Transfer Date, less the amount of the Subordinated Deposit calculated on such date; minus

     (ii) the amount of the Bank's Funding outstanding on such date prior to any Payment being made.

(b) Following the making of a Payment on that Transfer Date, the amount of the Increase shall constitute a new and separate Tranche.

16.4 Repayment of the Bank's Funding

(a) The Bank's Funding and the Tranches shall be reduced at the Maturity Date of each Associated Refinancing, by a sum equal to the principal amount of the Associated Refinancing actually repaid out of the Bank's Share of Collections, in accordance with this Clause 16.4.

(b) The amount of Collections allocated to the repayment of the Bank's Funding in accordance with Clauses 8.2(a)(i) and 8.3(a)(i) shall be allocated by the Bank to the Tranches. The amount allocated to each Tranche shall be the proportion of those Collections which the amount of the Tranche bears to the aggregate amount of all outstanding Tranches.

(c) Each Associated Refinancing shall be repaid on its Maturity Date in an amount equal to the amount of Collections allocated under paragraph (b) above to the Tranche to which such Associated Refinancing relates and such repayment shall be made:

     (i)    first, out of the Amount Withheld by the Bank; and

     (ii)   second, out of the Amount Held by the Depositor,

     and where the amount applied under this paragraph to the repayment of an Associated Refinancing is less than that Associated Refinancing, the amount of the shortfall (the "Shortfall") shall constitute a new and separate Tranche and be refinanced on the relevant Maturity Date by one or more new Associated Refinancings.

(d) To facilitate the repayment of principal on the Maturity Date of an Associated Refinancing:

     (i) three Business Days before that Maturity Date, the Bank shall give a notice to the Depositor stating the principal amount due on such Maturity Date and the amount which shall be paid out of the Amount Withheld by the Bank in accordance with paragraph (c)(i) above;

     (ii)   two Business Days before that Maturity Date, the Depositor shall:

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                (A)    calculate the amount to be paid out of the Amount Held
                       by the Depositor in accordance with paragraph (c)(ii) above; and

                (B) issue to the Bank, before 3.00 p.m., a payment notice specifying (1) the amount determined under (A) above, and (2) the amount of the Shortfall, if any; and

         (iii)  the Depositor shall pay, on that Maturity Date, and before
                10.00 a.m., to the credit of the Bank's Account, the amount to be paid out of the Amount Held by the Depositor, as specified in the payment notice.

16.5     Division and consolidation of Tranches

(a) Notwithstanding the other provisions of this Clause 16, the Bank may, at any time and without first obtaining the consent of the Obligors, but subject to paragraphs (b) and (c) below:

         (i) divide a Tranche into two or more Tranches (each a "Divided Tranche"); or

         (ii) consolidate two or more Tranches into one Tranche (each a "Consolidated Tranche"),

         and on the date of the division or consolidation each Divided Tranche or Consolidated Tranche shall constitute a new and separate Tranche.

(b) The Bank may not divide Tranches unless each of the following conditions is fulfilled:

         (i) the aggregate amount of the Divided Tranches is equal to the amount of the Tranche divided and such division of Tranches does not result in the total number of Tranches exceeding five;

         (ii) each Associated Refinancing applicable to the divided Tranche applies to no more than one Divided Tranche, with the same amount, refinancing rate and Maturity Date, so that the Divided Tranches have the same refinancing terms as the Tranche; and

         (iii) the Residual Amount of the Reserve for Transfer Fee of the Tranche is divided and applied first to the Divided Tranches refinanced by Associated Refinancings based on the BT Rate or CP Rate up to the amount of Transfer Fee which shall fall due on the Transfer Fee Payment Dates related to such Associated Refinancings, and thereafter pari passu to each Divided Tranche in an amount so that the ratios which (x) the Residual Amount of the Reserve for Transfer Fee for each Divided Tranche bears to
                (y) the Reserve for Transfer Fee, on the date of division, for such Divided Tranche, are the same for all the Divided Tranches.

(c) The Bank may not consolidate Tranches unless each of the following conditions is fulfilled:

         (i) the amount of the Consolidated Tranche is equal to the aggregate amount of the Tranches consolidated;

         (ii) each Associated Refinancing applicable to each Tranche consolidated applies to the Consolidated Tranche, with the same amount, refinancing rate and Maturity Date, so that the Consolidated Tranche has the same refinancing terms as the Tranches; and

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          (iii)    the Residual Amount of the Reserve for Transfer Fee of the
                   Consolidated Tranche is equal to the sum of the Residual Amount of the Reserve for Transfer Fee of each Tranche consolidated.

(d) By no later than three Business Days after any division or consolidation of Tranches, the Bank shall notify the Obligors of (i) the amount of the Tranche that has been divided and of each Divided Tranche or the amount of each Tranche that has been consolidated and of the Consolidated Tranche, (ii) the amount, refinancing rate and Maturity Date of each Associated Refinancing applicable to each Divided Tranche or the Consolidated Tranche (as appropriate) and (iii) the Residual Amount of the Reserve for Transfer Fee of each Tranche and of each Divided Tranche or Consolidated Tranche (as appropriate).

17.       CANCELLATION OF THE MAXIMUM AMOUNT OF THE BANK'S FUNDING

(a) The Sellers may (in addition to their rights under Clause 14.12(b) (Rating Agencies) and Clause 22.1(e) (Increased costs)), by giving not less than 15 Business Day's prior notice to the Bank, reduce the Maximum Amount of the Bank's Funding in whole or in part (but if in part, in a minimum amount, and an integral multiple, of
          (Euro)10,000,000 and provided that the Maximum Amount of the Bank's Funding may not be reduced to below (Euro)20,000,000 (and if it is, the Commitment Termination Date shall be deemed to have occurred on the date the Maximum Amount of the Bank's Funding is so reduced)).

(b) Any notice of reduction under paragraph (a) above shall be irrevocable and the reduction shall take effect on the date which is 15 days after the date of receipt by the Bank of such notice. No reduction in the Maximum Amount of the Bank's Funding shall be reinstated.

18.       DEPOSITS

          Pursuant to the terms of the Master Additional Deposit Agreement and the Master Subordinated Deposit Agreement, the Depositor shall make the Additional Deposit and the Subordinated Deposit with the Bank.

18.1      Subordinated Deposit

          On each Transfer Date, the amount of the Subordinated Deposit shall be equal to the amount of the Bank's Funding (taking into account any Payment to be made on that date) multiplied by the Rate of Overcollateralisation, divided by one less the Rate of Overcollateralisation.

18.2      Additional Deposit

(a) On each Initial Transfer Date, the amount of the Additional Deposit shall be equal to the positive difference between:

          (i) the nominal Euro Amount of Relevant Receivables to be transferred to the Bank on such Initial Transfer Date; and

          (ii) the amount of the Bank's Funding and Subordinated Deposit on such date.

(b) On each Transfer Date other than an Initial Transfer Date, the variation in the Additional Deposit shall be equal to the positive or, if any, negative difference between the two following amounts:

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         (i)     the difference between (A) the nominal Euro Amount of Relevant
                 Receivables to be transferred to the Bank on that date, and (B) the Euro Amount of Collections related to the latest Collection Period; and

         (ii) the sum of the Variation in the Bank's Funding and the Variation in the Subordinated Deposit.

18.3     Pledge of Deposits

         The Additional Deposit and the Subordinated Deposit shall be pledged (eerste recht van pand) and applied as cash collateral by the Depositor in favour of the Bank in accordance with the terms of this Agreement, the Master Subordinated Deposit Agreement and the Master Additional Deposit Agreement and the law of the Netherlands, to secure the payment to the Bank of any sum due under the Closing Documents in respect of the Transferred Receivables and in respect of Collections.

18.4     Repayment of Deposits

         The repayment of the Additional Deposit and the Subordinated Deposit shall occur in the circumstances set forth in Clause 8 (Settlements and Payments) and in accordance with the terms of the Master Additional Deposit Agreement and of the Master Subordinated Deposit Agreement.

19.      TRANSFER FEE

19.1     Transfer fee

(a) In relation to each Tranche the Sellers shall pay to the Bank a Transfer Fee (determined in accordance with Clause 19.5(c)), which shall be the aggregate of:

         (i)      the Margin applied to the amount of such Tranche; and

         (ii) the Refinancing Rate applicable to the Associated Refinancings or the rate determined in accordance with Clause 19.5 in the case of several Associated Refinancings applying in relation to a Tranche.

(b) In no case shall any Tranche bear Transfer Fee after the Agreement Expiry Date.

19.2     Associated Refinancings

(a) At any time each Tranche may be refinanced by one or more simultaneous or successive Associated Refinancings until the earlier of (i) the date on which such Tranche is fully repaid and (ii) the Agreement Expiry Date. In no case shall the Maturity Date of an Associated Refinancing extend beyond the Agreement Expiry Date.

(b) The aggregate amount of the Associated Refinancings relating to a Tranche shall be equal to the amount of that Tranche (as that amount may be increased from time to time by the amount of accrued Transfer Fee in accordance with Clause 19.6 (Payment of Transfer Fee).

(c) The Bank may elect to refinance a Tranche by more than one Associated Refinancing if the conditions prevailing in the interbank market or the conditions applicable to the provision of the BT Rate or the CP Rate are such that the Bank would be prevented from offering the Sellers a single Associated Refinancing in relation to that Tranche. The Transfer Fee

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         applicable to such Tranche shall be based on the weighted average of the Refinancing Rate applicable to each Associated Refinancing, plus the Margin.

19.3     Refinancing Rates

(a) The Refinancing Rate for an Associated Refinancing shall be equal to one of the following rates:

         (i) the rate offered by Antalis to the Bank and declared by Antalis to be the same as it has accepted itself, whilst issuing on billets de tresorerie, one Business Day (the "BT Rate"), or euro-commercial paper, two Business Days (the "CP Rate"), before the Effective Date of the relevant Associated Refinancing, for a period of between 10 and 125 days, and for a minimum of (Euro)1,000,000 provided that such rate shall never exceed the Relevant EURIBOR Plus Rate;

         (ii)     the Interim EONIA Rate; or

         (iii)    the Relevant EURIBOR Plus Rate,

         as determined in accordance with Clause 19.4 (Determination of applicable Refinancing Rate).

(b) If a billet de tresorerie or an euro-commercial paper is issued in a currency other than Euro, the BT Rate or the CP Rate offered to the Bank shall include the cost of the currency hedge agreement that shall be entered into by Antalis to convert the proceeds of such issuance into Euro.

(c)      In relation to the BT Rate and the CP Rate:

         (i) each Obligor acknowledges that the nature of the billets de tresorerie or the euro-commercial paper market is such that it does not allow the Bank to guarantee to the Obligors that:

                  (A) there will always be sufficient funds available on such a market;

                  (B) Antalis will always be able to obtain such funds even when other issuers have managed to do so; and

                  (C) such funds will be effectively received by Antalis in case of euro-commercial paper;

         (ii) the Bank confirms to the Obligors that Antalis will issue an undertaking for the benefit of the Bank to the effect that Antalis will use its best endeavours to obtain funds on the market, on the best terms available to it, until the Agreement Expiry Date. To the best of the information available to the Bank at the date of this Agreement, the Bank is not aware of any reason to believe that Antalis will not be capable of fulfilling such undertaking and in the event the Bank becomes aware of any such reason, it shall promptly notify the Obligors.

19.4     Determination of applicable Refinancing Rate

(a) If, before 12.00 on the Effective Date of the Associated Refinancing, the Bank has received from Antalis a BT Rate or a CP Rate which is less than or equal to the arithmetic average of

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         the Relevant EURIBOR Plus Rate offered one Business Day before that
         Effective Date, the Bank shall offer to the Sellers that BT Rate or CP Rate by sending a notice to the Obligors by no later than 12.00 noon on that Effective Date setting out the following:

         (i)      the BT Rate or CP Rate received from Antalis;

         (ii) the period during which such BT Rate or CP Rate applies, which shall be between 10 and 125 days; and

         (iii) the Tranche or the Portion of Tranche refinanced at such BT Rate or CP Rate which shall be for a minimum of
                  (Euro)1,000,000.

(b) Following a notice under paragraph (a) above, the applicable Refinancing Rate shall be the BT Rate or CP Rate unless:

         (i) the Depositor notifies the Bank by no later than 1.00 p.m. on the Effective Date that it does not accept the BT Rate or CP rate; or

         (ii) the BT Rate or CP Rate is higher than the Relevant EURIBOR Plus Rate,

         in which case the Refinancing Rate for the Associated Refinancing for the relevant Tranche or the Portion of Tranche for the period referred to in paragraph (a)(ii) above shall be the Relevant EURIBOR Plus Rate.

(c) If Antalis has not offered the Bank a BT Rate or a CP Rate under paragraph (a) above by 12.00 noon on the Effective Date of the Associated Refinancing, then the Refinancing Rate for that Associated Refinancing shall either be the Interim EONIA Rate or the EURIBOR Plus Rate for one month EURIBOR, as determined in accordance with paragraph
         (d) or (e) below.

(d)      (i)      The Interim EONIA Rate shall apply to an Associated
                  Refinancing if:

                  (A) by 11.00 a.m. two Business Days before the Effective Date for that Associated Refinancing the Bank has not received any notification from Antalis that Antalis will not be able to offer to the Bank a BT Rate, a CP Rate or a EURIBOR Plus Rate;

                  (B) the Sellers have, on their own initiative, requested the reorganisation of the payment schedule for the Associated Refinancings based on the BT Rate or a CP Rate; or

                  (C) the conditions prevailing in Paris for the issue and placement of billets de tresorerie, and the conditions prevailing on the euro-commercial paper market for the issue and placement of euro-commercial paper, are temporarily disrupted.

         (ii) At no time shall an Associated Refinancing be based on the Interim EONIA Rate for more than five consecutive Business Days.

(e) The EURIBOR Plus Rate for one month EURIBOR shall apply to an Associated Refinancing in any other case or where the Interim EONIA Rate has applied to an Associated Refinancing for five consecutive Business Days and the Bank has not at the end of that period obtained from Antalis a BT Rate or a CP Rate.

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(f)      If either the Interim EONIA Rate or EURIBOR Plus Rate for one month
         EURIBOR applies the Bank shall send a notice to the Obligors by no later than 12.00 noon on the Business Day before the Effective Date of the relevant Associated Refinancing setting out the following:

         (i) the Tranche or the Portion of Tranche to be refinanced at the Interim EONIA Rate or the EURIBOR Plus Rate for one month EURIBOR (as appropriate); and

         (ii) the reason why the Tranche or the Portion of Tranche is to be refinanced at the Interim EONIA Rate or the EURIBOR Plus Rate for one month EURIBOR (as appropriate).

(g) If, at any time, EURIBOR or EONIA cannot be determined, then the Bank shall request each of the Reference Banks to quote an interest rate for an amount and period equivalent to those of the relevant Associated Refinancing. The Bank shall substitute the arithmetic average of the rates so obtained for EURIBOR or for EONIA (as applicable). In the event that any of the Reference Banks does not quote such a refinancing rate, then (i) the Bank's Funding shall remain available and (ii) the Refinancing Rate for such Associated Refinancing shall be equal to the refinancing costs, per annum, of the Bank at that time, as duly documented and evidenced.

19.5     Transfer Fee Period and amounts

(a) Each Transfer Fee Period with respect to a Tranche shall extend from (and including) a Settlement Date to (but excluding) the next Settlement Date or from (and including) the Transfer Date when such Tranche was initially created to (but excluding) the next Settlement Date.

(b) During any Transfer Fee Period, a Tranche shall bear a Transfer Fee at a rate equal to the aggregate of (i) the weighted average of the Refinancing Rates of the Associated Refinancings associated to such Tranche during such Transfer Fee Period and (ii) the Margin (the "Transfer Fee Rate").

(c) The Transfer Fee amount in relation to any Transfer Fee Period shall be equal to:

         (i) the amount of the Tranche on the first day of the Transfer Fee Period minus the amount of any Collection allocated to the repayment of such Tranche in accordance with Clauses 8.2(a)(i), 8.3(a)(i) and 16.4 (Repayment of the Bank's Funding);

         (ii)     multiplied by the Transfer Fee Rate for such Transfer Fee
                  Period;

         (iii)    multiplied by the number of days of such Transfer Fee Period;
                  and

         (iv)     divided by 360.

19.6     Payment of Transfer Fee

(a) Without prejudice to Clause 3 (Nature of Obligations), each Seller shall pay to the Bank on each Transfer Fee Payment Date, out of its own resources, its Pro Rata Share of the Transfer Fee for the Transfer Fee Period ending on that Transfer Fee Payment Date.

(b)      To facilitate payment of Transfer Fee on any Transfer Fee Payment Date:

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         (i)      three Business Days before such Transfer Fee Payment Date, the
                  Bank shall give a notice to the Obligors stating the Transfer Fee amount due on such Transfer Fee Payment Date from each Seller and the Residual Amount of the Reserve for Transfer
                  Fee;

         (ii) two Business Days before such Transfer Fee Payment Date, each Seller shall issue to the Bank, before 3.00 p.m., a payment notice confirming the Transfer Fee amount due from it and which will be paid on such Transfer Fee Payment Date; and

         (iii) each Seller shall pay, on such Transfer Fee Payment Date, and before 10.00 a.m., to the credit of the Bank's Account the Transfer Fee amount due from it on such Transfer Fee Payment Date.

(c) Should any Seller fail to pay all or part of the Transfer Fee due on a Tranche on any Transfer Fee Payment Date, the Bank shall be entitled to apply the Collections standing to the credit of the Bank's Account and corresponding to the Sellers' Share of Collections against the unpaid Transfer Fee, up to the amount of the Residual Amount of the Reserve for Transfer Fee for such Tranche.

(d) Any Transfer Fee amount due and remaining unpaid on any Transfer Fee Payment Date (the "Shortfall") shall be capitalised on such Transfer Fee Payment Date. The amount of the Shortfall shall constitute a new and separate Tranche and shall be refinanced by one or more new Associated Refinancing(s) which shall bear Transfer Fee at the rate applicable to Tranches plus 2 per cent. per annum (and for the avoidance of doubt shall be payable on the Transfer Fee Payment Date relating to such new Associated Refinancings).

19.7     Taux Effectif Global

(a) In order to fulfil the obligations imposed by Articles L 313-1 to L 313-6 of the French Consumer Code (Code de la Consommation), the Bank represents to Mattel France S.A., who accepts such representation, that the effective global rate (taux effectif global) calculated in accordance with the Clauses referred to above, on the basis of a 365 days year, is 4.0343 per cent. per annum.

(b) The effective global rate referred to in this Clause 19.7 was calculated on the basis of utilisation of the Bank's Funding by Mattel France S.A. in the amount of (euro)100,000,000 for five years and EURIBOR for one month at 29th November, 2001 of 3.4490 per cent. Such rate is given on an indicative basis and shall not be binding on the Bank in the future.

20.      COMMITMENT FEE

         Until the Commitment Termination Date, the Sellers shall pay to the Bank, a Commitment Fee at the rate of zero point three five per cent. (0.35%) per annum, applied to the then applicable Maximum Amount of the Bank's Funding. The Commitment Fee shall be calculated on each Assessment Date, on the number of days elapsed during the Collection Period ending on that Assessment Date and on the basis of a year of 360 days. Without prejudice to Clause 3 (Nature of Obligations), each Seller shall pay to the Bank on each Settlement Date, out of its own resources, its Pro Rata Share of the Commitment Fee for the Collection Period ending on the Assessment Date immediately preceding that Settlement Date.

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21.      TAXES

21.1     Gross up

(a) All payments to be made by any Obligor to the Bank under the Closing Documents shall be made without any deduction and free and clear of, and without deduction for or on account of Tax, unless an Obligor is required by applicable law to make such a payment subject to deduction or withholding of Tax. If any Tax, other than Excluded Tax, or amounts in respect of Tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor under the Closing Documents, that Obligor shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to such Tax or any other deduction.

(b) If the payment of additional amounts under paragraph (a) above is contrary to any applicable law, the Bank and the Obligors shall negotiate in good faith for a period of 30 days from the date on which the such additional amounts fell due (the "Relevant Date") with a view to agreeing a compromise acceptable to all the Parties. From the Relevant Date until an agreement is reached, the Refinancing Rate for any new Associated Refinancing shall be based only on the Interim EONIA Rate or the EURIBOR Plus Rate for one month EURIBOR.

(c) If no agreement is reached under paragraph (b) above, the Commitment shall be terminated on the date which is thirty days after the Relevant Date. Any Transfer Fee and principal amount in respect of any Tranche will be repaid respectively on the applicable Transfer Fee Payment Date and the Maturity Date of the Associated Refinancing related to such Tranche, in accordance with Clauses 8 (Settlement and Payments) and
         16.4 (Repayment of the Bank's Funding), provided that in the event that a Shortfall (as defined in Clause 16.4(c)) exists, the amount of such Shortfall shall only be refinanced by an Associated Refinancing based on the EURIBOR Plus Rate for one month EURIBOR or Interim EONIA Rate.

(d) In the event that any Obligor is required by applicable law to make any deduction or withholding from any payment under the Closing Documents in respect of Tax, other than Excluded Tax, then the Bank shall (without in any way limiting or reducing or otherwise qualifying that Obligor's obligations under paragraph (a) above) provide to that Obligor such documentation within the Bank's custody or control or which the Bank can in its opinion (acting reasonably) cause to be in its custody or control which is requested by the Obligor (acting reasonably) in order to enable it to make payments under the Closing Documents without (or with a reduced amount of) such deduction and free and clear of such Tax under the terms of any relevant double taxation treaty or other applicable tax credit provision unless to do so might (in the Bank's sole discretion, acting in good faith) prejudice the Bank and provided that nothing in this paragraph (d) shall interfere with the right of the Bank to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit, oblige the Bank to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or oblige the Bank to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of any Tax where such information is, in the Bank's opinion confidential to the Bank or commercially sensitive.

(e) Without prejudice to paragraph (d) above, if the Bank determines in its sole discretion that it has obtained a credit, relief, remission or repayment in respect of any Tax, other than Excluded Tax, that has given rise to an additional amount payable under paragraph (a) above, then to the extent that it can, without losing the benefit of such credit, relief, remission or repayment, promptly repay the relevant Obligor such part of that additional amount as the Bank considers in its sole discretion will leave it (after such reimbursement) in the same net

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         after tax position that it would have been in had no such Tax been required to be withheld. The Bank shall not be obliged to disclose to any Obligor, nor shall any Obligor be entitled to inspect, any of the books or records of the Bank nor shall anything contained in this paragraph (e) interfere with the right of the Bank to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit, and in particular the Bank shall not be under any obligation to claim credit, relief or remission from or against its profits or similar tax liability in respect of the amount of such deduction as aforesaid in priority to any other claims, reliefs or deductions available to it.

(f)      If any Obligor is required to indemnify the Bank pursuant to Clause
         21.2 (Sales taxes and duties) or (to the extent the indemnity relates to Tax) Clause 22 (Increased costs) or Clause 23.2 (Other indemnities) and the Bank determines (in its sole discretion, acting in good faith) that the Tax in respect of which the indemnity payment is to be made would reduce an amount of Excluded Tax payable by the Bank, the Bank shall notify that Obligor thereof and the indemnity payment shall be reduced by the amount so notified, provided that nothing in this paragraph (f) shall interfere with the right of the Bank to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit, oblige the Bank to disclose to any Obligor, nor shall any Obligor be entitled to inspect, any of the books or records of the Bank or oblige the Bank to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of any Tax where such information is, in the Bank's opinion confidential to the Bank or commercially sensitive and in particular the Bank shall not be under any obligation to claim credit, relief or remission from or against its profits or similar tax liability in respect of the amount of any Tax in respect of which an indemnity payment is to be made pursuant to Clause 21.2 (Sales taxes and duties) in priority to any other claims, reliefs or deductions available to it.

21.2     Sales taxes and duties

(a) The Obligors will pay on demand by the Bank any sales, excise, registration and other Taxes, duties and fees payable in connection with the execution, delivery, filing or recording of the Closing Documents, any Transfer Document or other documents to be delivered in connection with the Closing Documents or in connection with any transaction contemplated by this Agreement (excluding Excluded Tax). The Obligors will indemnify the Bank on demand against liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, duties or fees.

(b) The Obligors will, within three Business Days of demand by the Bank, indemnify the Bank against all liability which the Bank incurs for German trade or sales tax by reason of the Bank entering into the Closing Documents and performing the transactions contemplated thereby.

22.      INCREASED COSTS

22.1     Increased Costs

(a) Subject to paragraph (d) below and Clause 22.2 (Exceptions), the Obligors shall forthwith on demand by the Bank pay to the Bank the amount of any increased cost incurred by it or any of its Affiliates as a result of:

         (i) the introduction of, or any change in, or any change in the interpretation or application of, any law or regulation applicable generally to banks or financial institutions; or

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         (ii)     compliance by the Bank or any person which has agreed to make funds available to the Bank in connection with the Closing Documents with any regulation made after the date of this Agreement,

         (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control).

(b)      In this Agreement "increased cost" means:

         (i) an additional cost incurred by the Bank or any of its Affiliates as a result of it having entered into, or performing, maintaining or funding its obligations under, any Closing Document;

         (ii) an additional cost to the Bank in making, funding or maintaining any Payment and/or assuming, maintaining or funding the Commitment or otherwise giving effect to this Agreement;

         (iii) a reduction in any amount payable to the Bank or any of its Affiliates or in the effective return to the Bank or any of its Affiliates under this Agreement or (to the extent that it is attributable to this Agreement) on its capital;

         (iv) the amount of any payment made by the Bank or any of its Affiliates, or the amount of any interest or other return foregone by the Bank or any of its Affiliates, calculated by reference to any amount received or receivable by the Bank or any of its Affiliates from any other Party under this Agreement; or

         (v) the Bank becomes liable to make any payment on account of tax (except on account of tax imposed on its general income) or is obliged to forego any interest or other return, on or calculated by reference to the amount of this Agreement or any Payment or all or part of the Bank's Funding.

(c) If the Bank wishes to make a claim under this Clause 22.1 it shall provide to the Obligors written details of the circumstances by reason of which it is entitled to do so and calculations evidencing in reasonable detail the increased cost claimed.

(d) Without prejudice to Clause 3(b) (Nature of Obligations), each Seller shall liable for 50% of the amount of any increased cost due to the Bank unless the occurrence of such increased cost is referable to one Seller only, in which case that Seller shall be liable in full for that increased cost and the other Seller shall have no liability in relation thereto.

(e) In the event of an increased cost arising, the Obligors may (without premium or penalty and without obligation to indemnify the Bank for any costs or losses arising on such cancellation other than in respect of breakage costs under Clause 23.1 (Breakage costs), if any, but without prejudice to the relevant Seller's obligation to pay any increased cost already incurred by the Bank and the Obligors continuing obligations under the Closing Documents with respect to Transferred Receivables) cancel the Maximum Amount of the Bank's Funding forthwith by notice to the Bank (and such cancellation shall take effect on the first Information Date after such notice is given). Any notice of cancellation under this Clause 22.1 shall be irrevocable and no amount of the Maximum Amount of the Bank's Funding cancelled under this Clause
         22.1 shall be reinstated.

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22.2     Exceptions

         Clause 22.1 (Increased costs) does not apply to any increased cost:

         (a) compensated for by the operation of Clause 14.9 (Taxes) or Clause 21 (Taxes); or

         (b)      attributable to any Excluded Tax; or

         (c) attributable to any change in the rate of, or change in the basis of calculating, Tax on the overall net income of the Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office is for the time being situated.

23.      INDEMNITIES

23.1     Breakage costs

         Without prejudice to Clause 3(b) (Nature of Obligations), each Seller shall indemnify the Bank within five Business Days of demand by the Bank against any loss suffered or expense incurred by the Bank as a result of:

         (a) that Seller not transferring Relevant Receivables following a Transfer Request. In this case, the indemnity amount shall be equal to the positive difference between (a) the Transfer Fee the Seller concerned would have paid under the transfer of Relevant Receivables (excluding any amount of the Margin which is retained for the Bank's own account and not passed or paid on to those persons providing funding, or financial support to the Bank in connection with the Closing Documents) and (b) the return generated by the reinvestment of the monies raised by the Bank under the Bank's Funding at EONIA minus 0.125 per cent. for a period equal to the duration of the Associated Refinancing made in relation to the Relevant Receivables referred to in that Transfer Request; and

         (b) a partial or total principal payment being made by that Seller or by the Depositor in respect of any Tranche before the Maturity Date of any Associated Refinancing. In this case, the indemnity amount shall be equal to the positive difference between (a) the Transfer Fee the Seller concerned would have paid under the Tranche up to that Maturity Date (excluding any amount of the Margin which is retained for the Bank's own account and not passed or paid on to those persons providing funding or financial support to the Bank in connection with the Closing Documents) and (b) the return generated by the reinvestment of the monies raised by the Bank under the Bank's Funding at EONIA minus 0.125 per cent. for the period beginning on the second Business Day after the payment is received by the Bank and ending on that Maturity Date.

23.2     Other indemnities

(a) Subject to paragraph (c) below, the Obligors shall indemnify the Bank within five Business Days of demand by the Bank against any loss, liability, damages, claims and related reasonable costs and expenses, including reasonable legal fees and disbursements (and, in each case, any value added tax thereon) that the Bank incurs (and which are not effectively compensated (i) by the payment of a Deemed Collection or
         (ii) by another Clause of this Agreement) as a consequence of:

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         (i)      the occurrence of any Event of Early Amortisation or any
                  payment by an Obligor under the Closing Documents or in respect of any Transferred Receivable being made in a currency other than Euro;

         (ii) the performance of the transactions contemplated by the Closing Documents and the ownership of the Transferred Receivables;

         (iii) the failure of a Transferred Receivable and Related Security to vest and remain in the Bank's ownership, free and clear of any Adverse Claim and/or (b) the endorsement or delivery of any negotiable instrument relating to Relevant Receivables to or in favour of any person other than the Bank;

         (iv) any dispute, claim, set-off, counterclaim, deduction or withholding of any nature whatsoever or defence raised by a Debtor in relation to the payment of any amount due under any receivable which is or purports to be a Transferred Receivable (including, without limitation, a defence based on a Transferred Receivable or the related Sales Contract not being a legal, valid, binding enforceable obligation of the Debtor) or any other claim resulting from the sale of the goods or services related to such Transferred Receivable or the delivery or failure to deliver such goods and services;

         (v) any products liability or environmental claim, or personal injury or property damage claim, or other similar or related claim or action of any sort whatsoever arising out of or in connection with goods, merchandise or services which are the subject of any Transferred Receivable or Sales Contract;

         (vi) the transfer of an ownership interest in any receivable which is not a Relevant Receivable.

(b) The amount of any indemnity under this Clause 23.2 shall be determined by the Bank which shall notify the Obligors by delivering to the Depositor a certificate specifying such indemnity amount (and setting out calculations, in reasonable detail, evidencing such amount). The indemnity amount shall be paid by the Obligors out of their own respective resources, on the Settlement Date following the receipt of such certificate by the Depositor.

(c)      Without prejudice to Clause 3(a) (Nature of Obligations):

         (i) each Seller shall be liable for 50% of the amount of any amount due to the Bank under this Clause 23.2, unless the occurrence giving rise to the Bank's claim is referable to one Seller only, in which case that Seller shall be liable in full for that amount and the other Seller shall have no liability in relation thereto; and

         (ii) no Obligor shall be liable for any amount which would otherwise be due to the Bank under this Clause 23.2 to the extent that the occurrence giving rise to the Bank's claim has resulted from the negligence, act or omission or wilful default of the Bank.

23.3     Exceptions

         Clause 23.2 (Other indemnities) does not apply to any loss, liability, damage, claim or related cost and expense to the extent that it:

         (a) is effectively compensated for by the operation of Clause 14.9 (Taxes), Clause 21 (Taxes) or Clause 22 (Increased costs; or

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         (b)  results from any Excluded Tax; or

         (c) results from any change in the rate of, or voluntary change in the basis of calculating, Tax on the overall net income of the Bank (or the overall net income of a division or branch of the Bank) imposed in the jurisdiction in which its principal office is for the time being situated.

24.      INTEREST ON LATE PAYMENTS

         Any default by an Obligor in its payment obligations under this Agreement shall automatically entitle the Bank without prior notice, to receive interest on the amounts payable and unpaid, calculated from the date when such payment was due until the date of actual payment, at EONIA plus 2 per cent. per annum. Such interest shall be paid by the Obligor out of its own resources, on the Settlement Date following the date of actual payment.

25.      FEES AND EXPENSES

(a) The Depositor shall, out of its own resources, pay to the Bank the Up Front Fee as defined in the mandate letter signed between the Depositor and the Bank in relation to this Agreement dated 22nd June, 2001 on the date referred to therein.

(b) The Depositor shall reimburse the Bank, out of its own respective resources, for all reasonable and duly documented costs and expenses (including legal fees and value added tax thereon) (i) arising out of any modification, waiver or amendment of any Closing Document requested by an Obligor, or (ii) incurred in connection with the preservation and/or enforcement of the rights of the Bank under any Closing Document.

26.      PAYMENTS

(a) The Seller's Accounts, the Depositor's Account and the Bank's Account shall be used exclusively for the purpose of the payment of any sum due under this Agreement. Such accounts will be used exclusively for the purpose of the Closing Documents or any agreement relating thereto.

(b) At any time, the Bank shall be entitled to set-off any amount due and payable by the Bank to any Obligor under any Closing Document against any amount due and payable by any Obligor to the Bank under any Closing Document.

(c) All payments from any Obligor shall be made without set-off or counterclaim.

(d) The Transfer Fee, Commitment Fee and any other amounts, as are payable in accordance with this Agreement, shall be calculated on the exact number of days elapsed during the period where such Transfer Fee, Commitment Fee and other amounts have accrued and on the basis of a year of 360 days.

(e) All payments falling due on a day which is not a Business Day shall instead fall due on the following Business Day.

(f) All payments to be made under the Closing Documents shall be made in Euro (provided that amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred).

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27.      SUBSTITUTION AND AGENCY

         In addition to the matters set out in Clause 14.19 (Mergers and disposals), each Party shall have the right to be assisted by, to appoint or to substitute for itself one or more third parties in the performance of certain tasks provided that:

         (a) such Party has given written notice of the exercise of that right to the other Parties and the Rating Agencies (other than in the case of an appointment by a Seller of a bailiff or other similar collection agent for the recovery of payment in respect of a Transferred Receivable falling with that Seller's Collection Mandate);

         (b) such Party remains liable to the other Parties for the proper performance of those tasks and the relevant third party has expressly renounced any right to any contractual claim against the other Party; and

         (c) the relevant third party undertake to comply with all obligations binding upon such Party under this Agreement.

28.      CONFIDENTIALITY

(a) Each Party agrees to keep the Closing Documents and all information of any kind transmitted by any other Party (whether directly or through an Affiliate) as confidential. The Parties agree not to disclose such information to any other person and to ensure that their respective personnel similarly respect the confidential nature of such information provided that a Party may make any such disclosure:

         (i) to its auditors, accountants, legal counsel and tax advisers and to any other professional advisers (together "Advisers") under a professional or duty of confidentiality to it in respect of the relevant information;

         (ii) to any other third party where the Parties have previously agreed in writing that disclosure may be made to that third party;

         (iii) (in the case of the Bank) to any banking or other regulatory or examining authorities (whether governmental or otherwise) or fiscal administration authorities, in each case where such disclosure is requested by them and with whose requests the Bank has to comply under applicable law or regulation (or with whose requests banks in the relevant jurisdiction are accustomed to complying);

         (iv) pursuant to subpoena or other legal process, or in connection with any action, suit or proceeding relating to any of the Closing Documents, Transferred Receivables or Sales Contracts, notice of which is given to the other Parties;

         (v) pursuant to any law or regulation whether or not having the force of law, but, if not having the force of law, is a regulation in accordance with which a party is accustomed to act;

         (vi) (in the case of the Bank) in connection with the preservation of any rights under or with respect to any of the Closing Documents, Transferred Receivables or Sales Contracts;

         (vii) in the case of the Bank, to Societe Generale, Antalis or any other person which has agreed to make funds available to the Bank in connection with this Agreement if, in

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                  each case, such disclosure is necessary for the purposes of the Bank performing its obligations under the Closing Documents, any Associated Refinancing or for such funds to be made available to the Bank by that person provided that any such person undertakes to keep such information confidential on terms no less stringent than those set out in this Clause 28;

         (viii) in the case of an Obligor, to any fiscal administration authorities where such disclosure is requested by them and with whose requests the Obligor has to comply under applicable law or regulation (or with whose requests companies in the relevant jurisdiction are accustomed to complying); or

         (ix)     to a Rating Agency.

(b)      This Clause 28 shall not apply in relation to information:

         (i) which was lawfully known by a Party without any breach of any obligation of confidentiality of any person and where, at the time it become so known, such Party was not under any obligation of confidentiality in relation thereto; or

         (ii) which is or becomes publicly available without any breach of any obligation of confidentiality.

(c) The obligation to preserve confidentiality set out in this Clause 28 shall remain valid for ten years from the Agreement Expiry Date.

29.      Transferability

         Subject to the provisions of Clause 27 (Substitution and Agency), and except as provided in Clause 14.19 (Mergers and disposals), none of the Parties may transfer any of its respective rights, interests and/or obligations hereunder to any third party whatsoever, without the prior written consent of the other Parties.

30.      NOTICES

30.1     Giving of notices

(a) All notices or other communications under or in connection with the Closing Documents shall be given in writing and, unless otherwise stated, may be made by letter or facsimile. Any such notice will be deemed to be given as follows:

         (i)      if by letter, when delivered personally or on actual receipt;
                  and

         (ii)     if by facsimile, when received in legible form.

         However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place. All Parties may rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

(b) Each Seller irrevocably authorises the Depositor to receive and make all notices and communications from the Bank to the Seller or the Seller to the Bank under the Closing Documents on its behalf and agrees that any such notice or communication received by the Depositor or received by the Bank from the Depositor shall be binding upon, and shall be

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         effective as if it had been delivered by the Bank directly to the
         Seller or by the Seller directly to the Bank.

30.2     Addresses for notices

(a)      The address and facsimile number of the Bank are:

         Societe Generale Bank Nederland N.V.
         Amstelplein 1
         1096 HA Amsterdam
         The Netherlands

         For the attention of:      Niek Volkers
         Fax:                       00 31 20 463 5358
         E-mail:                    niek.volkers@socgen.com,

         or such other as the Bank may notify to the Obligors by not less than five Business Days' notice.

(b)      The address and facsimile number of the Depositor are:

         Mattel International Holdings B.V.
         P.O. Box 576
         1180 AN Amstelveen
         The Netherlands

         For the attention of:      Joop van der Haar
         Fax:                       00 31 20 50 30 415
         E-mail:                    vanderhj@mattel.com,

         or such other as the Depositor may notify to the Bank by not less than five Business Days' notice.

31.      WAIVERS AND REMEDIES CUMULATIVE

         The rights of Parties under the Closing Documents:

         (a)      may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)      may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right is not a waiver of that right.

32.      AUTHENTICATION

         The Parties agree that the execution of this Agreement by the Bank and the Obligors shall be legalised by a Notary Public in The Netherlands at the sole cost of the Obligors.

33.      SEVERABILITY

         If a provision of any Closing Document is or becomes illegal, invalid or unenforceable in any

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         jurisdiction, the Parties agree that such event shall not affect (to the fullest extent possible under applicable law):

         (a) the legality, validity or enforceability in that jurisdiction of any other provision of the Closing Documents; or

         (b) the legality, validity or enforceability in other jurisdictions of that or any other provision of the Closing Documents.

34.      JURISDICTION AND WAIVER OF IMMUNITY

34.1     Jurisdiction

(a) Any dispute as to the validity, interpretation, performance or any other matter arising out of any Closing Document shall be subject to the jurisdiction of the competent courts of Amsterdam.

(b) The designation of jurisdiction in this Clause 34 is entirely for the benefit of the Bank and the Bank shall have the right to elect to proceed against any Obligor before the courts of any other competent jurisdiction.

34.2     Waiver of immunity

         Each Obligor irrevocably and unconditionally:

         (a) agrees that if the Bank brings proceedings against it or its assets in relation to a Closing Document, no immunity from those proceedings (including, without limitation, suit, attachment prior to judgement, other attachment, the obtaining of judgement, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

         (b) waives any such right of immunity which it or its assets now has or may subsequently acquire; and

         (c) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with those proceedings, including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in those proceedings.

35.      GOVERNING LAW

(a)      This Agreement shall be governed by the laws of the Netherlands.

(b) Without prejudice to paragraph (a) above this Agreement is not intended to govern the actual transfer of title to Relevant Receivables by means of the execution of a Transfer Document and the proprietary effects of any such transfer (which in each case shall be governed by the law of the Transfer Document to the extent possible under the governing law of the Sales Contracts under which the Relevant Receivables to which the Transfer Document relates arise).

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(c)      The Bank accepts the law of the Netherlands as the law governing the powers of attorney issued by the Depositor and Mattel GmbH in favour of the person executing this Agreement on behalf of the Depositor and Mattel GmbH.

THIS AGREEMENT has been entered into in Amsterdam, on 30th November, 2001 in four originals.


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                             [Schedules omitted.]

                                  SIGNATORIES

Depositor

MATTEL INTERNATIONAL HOLDINGS B.V.

By: /s/ JOOP VAN DER HAAR

Sellers

MATTEL FRANCE S.A.

By: /s/ JOOP VAN DER HAAR
    Power of Attorney


MATTEL GmbH

By: /s/ JOOP VAN DER HAAR
    Power of Attorney


The Bank

SOCIETE GENERALE BANK NEDERLAND N.V.

By: /s/ NIEK VOLKERS